Exhibit 2.5

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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                        IPSWICH CAPITAL INVESTMENT CORP.,

                            THE DE BURLO GROUP, INC.,

                            THE SELLERS NAMED HEREIN,

                    THE SELLERS' REPRESENTATIVE NAMED HEREIN

                                       AND

                       THE FIRST NATIONAL BANK OF IPSWICH
                       (WITH RESPECT TO SECTION 8.9 ONLY)

                                November 24, 2004

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                                TABLE OF CONTENTS

1.  PURCHASE AND SALE OF THE SHARES............................................1
     1.1.     Purchase and Sale................................................1
     1.2.     Purchase Price...................................................1
     1.3.     The Closing......................................................1
     1.4.     Deferred Payments................................................2
     1.5.     Initial Purchase Price...........................................4
2.  REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS.....................5
     2.1.     Authorization....................................................6
     2.2.     No Violation or Approval.........................................6
     2.3.     Title to Shares..................................................6
     2.4.     Brokers, Finders, etc............................................6
3.  REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.....................7
     3.1.     Organization.....................................................7
     3.2.     Authorization....................................................7
     3.3.     Capitalization...................................................7
     3.4.     Subsidiaries.....................................................8
     3.5.     No Violation or Approval; Consents...............................8
     3.6.     Financial Statements; No Undisclosed Liabilities.................8
     3.7.     Absence of Changes; Operations in Ordinary Course................9
     3.8.     Taxes............................................................9
     3.9.     Properties......................................................11
     3.10.    Operations in Conformity with Law; Permits......................11
     3.11.    Benefit Plans...................................................12
     3.12.    Labor Relations.................................................13
     3.13.    Intellectual Property...........................................13
     3.14.    Environmental Matters...........................................15
     3.15.    Contracts.......................................................15
     3.16.    Transactions with Affiliates....................................16
     3.17.    Litigation......................................................16
     3.18.    Insurance Coverage..............................................17
     3.19.    No Illegal Payments, etc........................................17
     3.20.    Advisory Accounts...............................................17
     3.21.    Registration under the Advisers Act.............................18
     3.22.    Ineligible Persons..............................................18
     3.23.    Disciplinary Information........................................18
     3.24.    Brokers, Finders, etc...........................................18
4.  REPRESENTATIONS AND WARRANTIES RELATING TO THE BUYER......................18
     4.1.     Organization....................................................18
     4.2.     Authorization...................................................18
     4.3.     No Violation or Approval........................................19
     4.4.     Brokers, Finders, etc...........................................19


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     4.5.     Investment Representation.......................................19
     4.6.     Financing.......................................................19
5.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER......................19
     5.1.     Representations and Warranties..................................19
     5.2.     Performance of Obligations......................................20
     5.3.     Injunctions, etc................................................20
     5.4.     Governmental Approvals..........................................20
     5.5.     Consents........................................................20
     5.6.     No Material Adverse Effect......................................20
     5.7.     Officer's Certificate...........................................20
     5.8.     Opinion of Counsel..............................................20
     5.9.     Resignations....................................................21
     5.10.    Corporate Proceedings...........................................21
     5.11.    FIRPTA..........................................................21
     5.12.    Employment Agreements...........................................21
     5.13.    Profit Sharing Plan.............................................21
     5.14.    Minimum Cash Balance............................................21
     5.15.    Fees............................................................21
     5.16.    General.........................................................21
6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS........................22
     6.1.     Representations and Warranties..................................22
     6.2.     Performance of Obligations......................................22
     6.3.     Injunctions, etc................................................22
     6.4.     Governmental Approvals..........................................22
     6.5.     Officer's Certificate...........................................22
     6.6.     Profit Sharing Plan.............................................22
     6.7.     Termination of Lease Guarantee..................................22
     6.8.     General.........................................................22
7.  COVENANTS OF THE PARTIES..................................................23
     7.1.     Access..........................................................23
     7.2.     Conduct of Business.............................................23
     7.3.     Exclusivity.....................................................24
     7.4.     Non-Competition; Non-Solicitation...............................24
     7.5.     Preparation for Closing.........................................26
     7.6.     Confidentiality.................................................26
     7.7.     Director and Officer Liability..................................27
     7.8.     Transfer Taxes..................................................27
     7.9.     S Corporation Status............................................27
     7.10.    Section 338(h)(10) Election.....................................27
     7.11.    Allocation of Purchase Price....................................28
     7.12.    Board of Directors..............................................28
     7.13.    New Accounts....................................................28
     7.14.    Books and Records...............................................29
     7.15.    Accounts Receivable.............................................29


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     7.16.    Articles of Incorporation.......................................29
     7.17.    Further Assurances..............................................29
8.  INDEMNIFICATION...........................................................29
     8.1.     Survival of Representations, Warranties, Covenants and
                  Indemnities.................................................29
     8.2.     Indemnity by the Company........................................30
     8.3.     Indemnity by C Russell de Burlo, Jr.............................30
     8.4.     Indemnity by Sellers Other than C. Russell de Burlo, Jr.........31
     8.5.     Indemnity by the Buyer..........................................32
     8.6.     Limitations on Indemnity........................................32
     8.7.     Matters Involving Third Parties.................................33
     8.8.     Calculation of Losses...........................................34
     8.9.     Guarantee.......................................................34
     8.10.    Exclusive Remedy................................................34
9.  DEFINITIONS...............................................................34
10. MISCELLANEOUS............................................................43
     10.1.    Appointment of the Sellers' Representative......................43
     10.2.    Notices.........................................................45
     10.3.    Expenses of Transaction.........................................46
     10.4.    Entire Agreement................................................46
     10.5.    Assignment; No Third Party Beneficiaries........................46
     10.6.    Governing Law; Consent to Jurisdiction; etc.....................47
     10.7.    [Intentionally Omitted.]........................................47
     10.8.    Counterparts....................................................47
     10.9.    Headings........................................................47
     10.10.   Termination.....................................................47
     10.11.   Effect of Termination...........................................49
     10.12.   Schedules; Listed Documents, etc................................49
     10.13.   Construction....................................................49
     10.14.   Severability....................................................49
     10.15.   Amendment and Waiver............................................50


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                                List of Schedules
                                -----------------

1.1          Shares
2.3          Title to Shares
3.3          Capitalization
3.5          No Violation or Approval; Consents
3.6          No Undisclosed Liabilities
3.7(1)       No Material Adverse Effect
3.7(2)       Operations in the Ordinary Course
3.7(3)       No Change in Clients
3.8          Taxes
3.9          Leases
3.10(1)      Operations in Conflict with Law
3.10(2)      Permits
3.11         Benefit Plans
3.12         Labor Relations
3.13(1)      Company Intellectual Property
3.13(2)      Written Licenses
3.14         Environmental Matters
3.15         Contracts
3.16         Transactions with Affiliates
3.17         Litigation
3.18         Insurance Coverage
3.20         Advisory Accounts
3.23         Disciplinary Information
4.4          Brokers, Finders, etc.
7.2(2)(h)    Transactions with Affiliates
7.11         Expected Allocation of Purchase Price

                           List of Exhibits
                           ----------------

A            Example Calculations of Deferred Payments
B            Form of Opinion of Counsel
C-1          Form of Employment Agreement for C. Russell de Burlo, Jr.
C-2          Forms of Employment Agreements for Robin W. Dushman and Richard
                  B.G. Vincent
C-3          Forms of Severance Letters for Alison J. Seavey, Diane M. Marcinow
                  and Sharon M. Whitson
D            Amendment to Certificate of Incorporation of the Company


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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of November 24, 2004 by and among IPSWICH CAPITAL INVESTMENT CORP., a Massachusetts corporation (the "Buyer"); The de Burlo Group, Inc., a Massachusetts corporation (the "Company"); C. Russell de Burlo, Jr., Robin W. Dushman, Richard B.G. Vincent, Sharon M. Whitson, Diane M. Marcinow, Alison J. Seavey, AND Edith T. de burlo (collectively, the "Sellers"); and C. Russell de Burlo, Jr., as the Sellers' Representative; and, with respect to Section 8.9 only, THE FIRST NATIONAL BANK OF IPSWICH (the "Guarantor"), on the terms and conditions set forth herein.

      WHEREAS, the Company conducts an investment advisory business (the "Business");

      WHEREAS, the Sellers are the record and beneficial owners of all of the outstanding shares of capital stock of the Company; and

      WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Shares (as hereinafter defined), upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of these premises, the respective covenants of the Buyer, the Company, the Sellers and the Sellers' Representative set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of the Shares.

      1.1. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties set forth in this Agreement, each Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from each Seller, at the Closing, the number of Shares set forth opposite each such Seller's name on Schedule 1.1 for such Seller's Pro Rata Portion of the purchase price specified in Section 1.2.

      1.2. Purchase Price. The aggregate purchase price to be paid by the Buyer to the Sellers for the Shares shall be cash in an amount up to $4,500,500 (the "Purchase Price"). The Purchase Price shall be paid as provided in Sections 1.3 and 1.4 and shall be determined pursuant to Sections 1.4 and 1.5.

      1.3. The Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall be held at the offices of Ropes & Gray LLP, One International Place, Boston, MA 02110, on or about December 31, 2004, subject to the satisfaction of the conditions set forth in Articles 5 and 6, or on such other date as the Buyer and the Sellers' Representative may agree upon in writing (the date on which the Closing actually occurs, the "Closing Date"). At the Closing:

            (1) Each Seller shall deliver to the Buyer stock certificates representing the number of Shares set forth opposite such Seller's name on
      Schedule 1.1, duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.
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            (2) The Buyer shall deliver to each Seller his or her Pro Rata
      Portion of the Initial Purchase Price, as determined in accordance with
      Section 1.5, in immediately available funds by wire transfer to a depositary account of each such Seller designated in writing by each such Seller at least one business day prior to the Closing Date.

      1.4. Deferred Payments.

            (1) Within 30 business days following each of the two year anniversary and four year anniversary of the Adjusted Closing Date, the Buyer shall cause to be prepared and delivered to the Sellers' Representative a statement setting forth the Buyer's calculation of the Average Return on Investment for the First Deferred Payment Period or the Second Deferred Payment Period, as the case may be (a "Deferred Payment Statement").

            (2) A Deferred Payment Statement and the Buyer's calculation of the Average Return on Investment for the First Deferred Payment Period or the Second Deferred Payment Period, as the case may be, shall be conclusive and binding on the Buyer and the Sellers unless the Sellers' Representative shall notify the Buyer in writing (the "Dispute Notice") within 15 business days after receipt thereof of any objection to such Deferred Payment Statement and the Buyer's calculation of the Average Return on Investment for the First Deferred Payment Period or the Second Deferred Payment Period, as the case may be, specifying in reasonable detail the nature and amount of such objection. Upon receipt of each Deferred Payment Statement, the Sellers' Representative shall be afforded reasonable access to the books, records and work papers used to prepare such Deferred Payment Statement and the related Average Return on Investment. Any item or amount not specifically objected to in the Dispute Notice shall be binding and conclusive on the Buyer and the Sellers. The Buyer and the Sellers' Representative shall attempt to resolve any such dispute and agree in writing upon a final Deferred Payment Statement and a final Average Return on Investment for the First Deferred Payment Period or the Second Deferred Payment Period, as the case may be, which such final Deferred Payment Statement and final Average Return on Investment for the First Deferred Payment Period or the Second Deferred Payment Period, as the case may be, shall be conclusive and binding on the Buyer and the Sellers. If the Buyer and the Sellers' Representative cannot so agree within 20 days after the delivery by the Sellers' Representative to the Buyer of the Dispute Notice, then either the Buyer or the Sellers' Representative may submit such dispute to an independent accounting firm to be agreed upon by the Buyer and the Sellers' Representative (the "Independent Accountant"). The Independent Accountant shall, as promptly as practicable, review only those items and amounts specifically set forth and objected to in the Dispute Notice and resolve the dispute with respect to such specific items and amounts. The fees and expenses of the Independent Accountant shall be shared equally by the Buyer, on the one hand, and the Sellers, on the other hand, and the decision of the Independent Accountant with respect to such Deferred Payment Statement and the Average Return on Investment for the First Deferred Payment


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      Period or the Second Deferred Payment Period, as the case may be, shall be final and binding on the Buyer and the Sellers.

            (3) Within five business days following the determination of a final Deferred Payment Statement and the final Average Return on Investment for the First Deferred Payment Period or the Second Deferred Payment Period, as the case may be, pursuant to Section 1.4(2), the Buyer shall deliver to each Seller his or her Pro Rata Portion of any Deferred Payment earned during such Deferred Payment Period; provided, however, that, subject to
      Section 1.4, the Buyer shall have no obligation to deliver or otherwise pay to Sellers any Deferred Payment earned during any such Deferred Payment Period if the Average Return on Investment for such period is less than 15.75%. See Exhibit A attached hereto for example calculations of Deferred Payment amounts at varying Average Return on Investment levels.

            (4) Notwithstanding anything to the contrary in this Section 1.4:

                  (a) If the Buyer does not deliver the Deferred Payment earned during the First Deferred Payment Period solely as a result of the fact that the final Average Return on Investment for such period was less than 15.75%, within 30 business days following the three year anniversary of the Adjusted Closing Date, the Buyer shall cause to be prepared and delivered to the Sellers' Representative a Deferred Payment Statement setting forth the Buyer's calculation of the Average Return on Investment for the Adjusted First Deferred Payment Period. The Deferred Payment Schedule and the Buyer's calculation of the Average Return on Investment for the Adjusted First Deferred Payment Period shall be subject to the dispute resolution provisions of Section 1.4(2). If the final Average Return on Investment for the Adjusted First Deferred Payment Period is not less than 15.75%, within five business days following the determination of the final Deferred Payment Statement and the final Average Return on Investment for the Adjusted First Deferred Payment Period, the Buyer shall deliver to each Seller his or her Pro Rata Portion of the Deferred Payment that would have been paid for the First Deferred Payment Period if the Average Return on Investment for such period had been 15.75% or greater.

                  (b) If the Buyer does not deliver the Deferred Payment earned during the Second Deferred Payment Period solely as a result of the fact that the final Average Return on Investment for such period was less than 15.75%, within 30 business days following the five year anniversary of the Adjusted Closing Date, the Buyer shall cause to be prepared and delivered to the Sellers' Representative a Deferred Payment Statement setting forth the Buyer's calculation of the Average Return on Investment for the Adjusted Second Deferred Payment Period. The Deferred Payment Schedule and the Buyer's calculation of the Average Return on Investment for the Adjusted Second Deferred Payment Period shall be subject to the dispute resolution provisions of Section 1.4(2). If the final Average Return on Investment for the Adjusted Second Deferred Payment Period is not less than 15.75%, within five business days following the determination of the final Deferred Payment Statement and the final Average Return on


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            Investment for the Adjusted Second Deferred Payment Period, the
            Buyer shall deliver to each Seller his or her Pro Rata Portion of the Deferred Payment that would have been paid for the Second Deferred Payment Period if the Average Return on Investment for such period had been 15.75% or greater.

                  (c) Until the end of the Second Deferred Payment Period (or,
            if applicable, the Adjusted Second Deferred Payment Period), the Buyer shall not cause the Company to acquire all or substantially all of the equity securities or assets of, or merge or consolidate with or into, any other entity unless such acquisition, merger or consolidation is mutually acceptable to both the Seller's Representative and the Buyer.

                  (d) Seller acknowledges and agrees (i) that Buyer and its
            affiliates may acquire and control other investment advisors either before or after the Closing and (ii) that neither Buyer nor its affiliates is under any obligation to provide new business opportunities (including, without limitation, acquisitions of investment advisory business, new accounts and potential new employees) to the Company either before or after the Closing.

      1.5. Initial Purchase Price.

            (1) Five business days prior to the Closing Date, the Company shall prepare in good faith, and deliver to the Buyer, a schedule certified by a duly authorized officer of the Company (the "Consenting Client Accounts Schedule"), listing, as of such date, all of the investment advisory accounts of Clients who have affirmatively consented to the assignment of their respective Advisory Contracts deemed to occur as a result of the consummation of the transactions contemplated by this Agreement (the "Consenting Client Accounts"). The Consenting Client Accounts Schedule shall set forth the following information with respect to each Consenting Client Account: (a) the aggregate market value of the assets under management held in each account (determined in accordance with the immediately following sentence), (b) the current fee rate charged by the Company applicable to each account and (c) the annualized revenues to be earned by the Company from each account (determined as the product of clause (a) multiplied by clause (b) for a 12 month period). For purposes of preparing the Consenting Client Accounts Schedule, the aggregate market value of the assets under management held in each Consenting Client Account shall be determined in accordance with the principles set forth below:

                  (a) with respect to Consenting Client Accounts that were in existence as of December 31, 2003, the aggregate market value of the assets under management held therein shall be the aggregate market value of the assets under management held therein on December 31, 2003, subject to the following adjustments: (y) to the extent that any assets under management are withdrawn from such an account from and after December 31, 2003 but prior to the date of the Consenting Client Accounts Schedule, the aggregate market value of the assets under management held therein shall be reduced by the market value of assets under management so withdrawn determined as of the date of withdrawal and (z) to the extent that any new assets under management are deposited into such an account from and after December 31, 2003 but prior to the date of the Consenting Client Accounts Schedule, the aggregate market value of the assets under management held therein shall be increased by the market value of assets under management so deposited determined as of the date of deposit. For the avoidance of doubt, increases or decreases due to market appreciation or depreciation of assets under management from and after December 31, 2003 or after the relevant date of withdrawal or deposit, as the case may be, shall not be


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            taken into account in calculating the aggregate market value of the assets under management; and

                  (b) in the event that any Person becomes a Client from and after December 31, 2003 but prior to the date of the Consenting Client Accounts Schedule and affirmatively consents to the assignment of its respective Advisory Contract deemed to occur as a result of the consummation of the transactions contemplated by this Agreement, the aggregate market value of the assets under management held in such Client's Consenting Client Account shall be the aggregate market value of the assets under management held therein determined as of the date of the Consenting Client Accounts Schedule.

                  (2) The "Initial Purchase Price" shall be determined as
            follows:

                  (a) If the aggregate annualized revenue to be earned from all
            Consenting Client Accounts, as set forth on the Consenting Client Accounts Schedule (the "Consenting Client Accounts Annualized Revenue Amount"), is greater than 95% of $1,464,688 (the "Target Annualized Revenue Amount"), the Initial Purchase Price shall be $2,125,500; or

                  (b) If the Consenting Client Accounts Annualized Revenue
            Amount is equal to, or less than, 95% of the Target Annualized Revenue Amount, the Initial Purchase Price shall be an amount equal to the product of (w) $2,125,500 multiplied by (x) the difference between (1) 98% less (2) 2% for each additional percentage point below 95% of the amount of the shortfall in revenue of the Consenting Client Accounts Annualized Revenue Amount from the Target Annualized Revenue Amount (it being understood that foregoing additional ratable 2% reduction shall be calculated on a straight line basis for shortfalls in revenue of increments of less than 1%); provided, however, that in no event shall the Initial Purchase Price be less than $1,912,500. For example, if the Consenting Client Accounts Annualized Revenue Amount is equal to 93.5% of the Target Annualized Revenue Amount, the Initial Purchase Price would be an amount equal to the product of (y) $2,125,500 multiplied by (z) 95%.

2. Representations and Warranties Relating to the Sellers. Each Seller, severally and not jointly, represents and warrants to the Buyer (which representations and warranties shall be deemed to be made again on and as of the Closing Date (except that any such representation or warranty that expressly is given only as of a particular date or period and relates solely to such


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

particular date or period shall be given only as of such date or period)), but only with respect to such Seller and the Shares owned by such Seller, as follows:

      2.1. Authorization. This Agreement has been, and each Ancillary Agreement to which such Seller will be a party will be, duly executed and delivered by such Seller and constitute or will constitute, as the case may be, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and except for general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      2.2. No Violation or Approval. The execution, delivery and performance by such Seller of this Agreement and each Ancillary Agreement to which such Seller will be a party and the consummation by such Seller of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, (a) any statute applicable to such Seller, (b) any Contract to which such Seller is a party or by which such Seller or any of such Seller's Shares or other assets is bound, (c) any fiduciary duty of such Seller or (d) any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over such Seller or any of such Seller's Shares or other assets. No consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other Person is required of such Seller in connection with the execution and delivery by such Seller of this Agreement and each Ancillary Agreement to which such Seller will be a party or the consummation of any of the transactions contemplated hereby or thereby.

      2.3. Title to Shares. Such Seller is the sole record and beneficial owner of, and has good and marketable title to, the Shares set forth opposite such Seller's name on Schedule 2.3, free and clear of any Lien (except for restrictions on transfer imposed by applicable securities laws). Except for the Stock Restriction Agreement, originally dated as of October 1, 1987, as subsequently amended by additional joinders (the "Stock Restriction Agreement"), by and among the Company and the stockholders named therein, such Seller is not party to any option, warrant, purchase right or other Contract or commitment that requires such Seller to sell, transfer or otherwise dispose of or vote any capital stock of the Company, except for this Agreement. Such Seller has full right, power and authority to enter into this Agreement and to sell, transfer and deliver to the Buyer, free and clear of any Lien (except for restrictions on transfer imposed by applicable securities laws and the Stock Restriction Agreement), the Shares set forth opposite such Seller's name on Schedule 1.1, and upon delivery to the Buyer of stock certificates representing such Shares, duly endorsed or accompanied by stock powers duly endorsed in blank, and the delivery of consideration therefor as contemplated herein, the Buyer will receive good and marketable title to such Shares, free and clear of any Lien (except for restrictions on transfer imposed by applicable securities laws and, from and after the Closing, the Stockholders Agreement), and subject to no rescission or similar rights or equities of any kind.

      2.4. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of such Seller in such manner as to give rise to any valid claim against such Seller for any brokerage or finder's commission, fee or similar compensation.


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

3. Representations and Warranties Relating to the Company. The Principal Sellers, jointly and severally, represent and warrant to the Buyer (which representations and warranties shall be deemed to be made again on and as of the Closing Date (except that any such representation or warranty that expressly is given only as of a particular date or period and relates solely to such particular date or period shall be given only as of such date or period)), as follows:

      3.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has full corporate power and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on the Business and to own and use the properties owned and used by it. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing as would not reasonably be expected to have a Material Adverse Effect. The Sellers have delivered to the Buyer a true, complete and correct copy of each of the Company's Articles of Organization and Bylaws, each as in effect on the date hereof (collectively, the "Company Charter Documents"). The minute books (containing the records of meetings of the stockholders, the board of directors, and all committees of the board of directors of the Company), the stock certificate books and the stock record books of the Company are all true, complete and correct and copies thereof have been made available to the Buyer.

      3.2. Authorization. The Company has the power and authority (including, without limitation, full corporate power and authority) to execute and deliver this Agreement and each Ancillary Agreement to which the Company will be a party and to perform its obligations hereunder and thereunder. The board of directors of the Company has duly authorized the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company will be a party. All corporate and other actions or proceedings to be taken by or on the part of the Company to authorize and permit the execution and delivery by the Company of this Agreement and each Ancillary Agreement to which the Company will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and properly taken. This Agreement has been, and each Ancillary Agreement to which the Company will be a party will be, duly executed and delivered by the Company and constitute or will constitute, as the case may be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and except for general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      3.3. Capitalization. The authorized capital stock of the Company consists solely of 5,000 shares of common stock, without par value per share (the "Common Stock"), of which 4,025 shares are issued and outstanding. All of such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, were not issued in violation of any law or of the preemptive rights of any stockholder and are held of record by the Sellers.

Except as set forth on Schedule 3.3, there are no (a) shares of capital stock or voting securities of the Company, (b) warrants, rights, options, purchase rights, conversion privileges, stock purchase plans, puts, calls or other contractual obligations relating to the offer, issuance, purchase, sale, repurchase, redemption, acquisition, exchange, conversion, voting or transfer of any shares of capital stock or voting securities of the Company, (c) Indebtedness of the Company or other securities convertible into or exchangeable for capital stock or voting securities of the Company (now, in the future or upon the occurrence of any contingency) or (d) stock appreciation, phantom stock, profit participation or similar rights entitling any Person to share in the equity, profit, earnings, losses or gains of the Company (collectively, "Company Securities"). There are no agreements to register any securities or sales or resales thereof under the federal or state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction.

      3.4. Subsidiaries. The Company has no Subsidiaries and does not own or otherwise hold an equity interest in any other Person, except for securities held in investment advisory accounts of Clients in the Ordinary Course of Business.

      3.5. No Violation or Approval; Consents. Except for obtaining the consent of Clients under Advisory Contracts and except as set forth on Schedule 3.5, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company will be a party and the consummation by the Company of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, (a) any of the Company Charter Documents, (b) any statute applicable to the Company or any of its Subsidiaries,
(c) any Contract to which the Company is a party or by which the Company or any of the Assets is bound, (d) any fiduciary duty of the Company, (e) any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over the Company or any of the Assets or (f) any governmental license, authorization, permit, consent or approval of the Company. Except for the consent of Clients under Advisory Contracts and except as set forth on Schedule 3.5, no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Company of this Agreement and each Ancillary Agreement to which the Company will be a party or the consummation by the Company of the transactions contemplated hereby or thereby.

      3.6. Financial Statements; No Undisclosed Liabilities. The Sellers have furnished the Buyer with copies of the following financial statements of the
Company: (a) the unaudited balance sheets of the Company as of December 31, 2003, 2002 and 2001 and the related unaudited statements of income for each of the years ended December 31, 2003, 2002 and 2001 (the "Annual Financial Statements"); and (b) the unaudited balance sheet (the "Most Recent Balance Sheet") of the Company as of June 30, 2004 (the "Most Recent Balance Sheet Date") and the related unaudited statement of income for the 6 months ended on the Most Recent Balance Sheet Date (the "Interim Financial Statements"; and collectively with the Annual Financial Statements, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position of the Company and the results of operations of the Company as of the respective dates thereof and for the periods covered thereby. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (w) liabilities provided for in the Most Recent Balance Sheet, (x) liabilities incurred since the Most Recent Balance Sheet Date in the Ordinary Course of Business, (y) liabilities disclosed on Schedule 3.6 or (z) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company.

      3.7. Absence of Changes; Operations in Ordinary Course.

            (1) No Material Adverse Change. Except as set forth on Schedule 3.7(1), since December 31, 2003, there has not been a Material Adverse Effect.

            (2) Operations in Ordinary Course. Except as set forth on Schedule 3.7(2), since December 31, 2003, the Company has not: (i) increased the compensation or other benefits payable to any of its officers, directors or employees other than in the Ordinary Course of Business or otherwise granted any severance or termination pay to any of its officers, directors or employees; (ii) incurred, assumed or guaranteed any Indebtedness; (iii) entered into or performed any Contract or other transaction (including, without limitation, the acquisition or disposition of any assets or stock or the merger or consolidation with any other Person) other than in the Ordinary Course of Business; (iv) relinquished any Contract or other right; (v) made any loan, capital contribution or advance of funds or assets of any kind to, or forgiven any loan or advance to, any Person other than in the Ordinary Course of Business; (vi) created or otherwise incurred any Lien on any Asset (other than Permitted Liens); (vii) changed any method of accounting or accounting practice; (viii) declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or repurchased, redeemed or otherwise acquired any outstanding shares of capital stock or other securities of the Company; or (ix) amended the Company Charter Documents or any material term of any outstanding security of the Company.

            (3) No Change in Clients. Except as set forth on Schedule 3.7(3), since December 31, 2003, no Client has terminated or substantially reduced its business relationship with the Company, and, to the knowledge of the Principal Sellers, no Client (i) intends to terminate, or is considering a termination of, its business relationship with the Company or (ii) intends to substantially reduce its business relationship with the Company.

      3.8. Taxes.

            (1) Tax Returns. The Company has timely filed, in accordance with all applicable laws, all Tax Returns required to be filed. All such Tax Returns were true, complete and correct. The Company has paid all Taxes due and payable (whether or not shown on any Tax Return). No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxation by that jurisdiction. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no Liens with respect to Taxes upon any of the Assets other than customary Liens for current Taxes not yet due and payable.

            (2) Withholding. All Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third Person have been withheld and timely paid to the appropriate governmental authority.

            (3) Disputes; Filing of Tax Returns. There is no dispute or claim concerning any Tax liability of the Company either claimed or raised by an authority in writing or as to which any Principal Seller has knowledge.
      Schedule 3.8(3) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ending on or after December 31, 2000, and indicates those Tax Returns that have been audited or that currently are the subject of audit.

            (4) Waivers; Powers of Attorney. There has been no waiver of any statute of limitations in respect of Taxes of the Company nor any extension of time with respect to an assessment or deficiency relating to Taxes of the Company. There are no powers of attorney (including, without limitation, IRS Form 2848 or other similar authority) with respect to Taxes of the Company currently in force.

            (5) Tax Sharing; Affiliated Groups; Partnerships. The Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return. The Company is not liable for the Taxes of any other Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise. The Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal or applicable state, local or foreign income Tax purposes.

            (6) Unpaid Taxes. The unpaid Taxes of the Company (i) did not as of the Most Recent Balance Sheet Date exceed the reserve for Taxes (in accounts set aside for the purpose) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date for operations in the Ordinary Course of Business in accordance with GAAP and with the past custom and practice of the Company in filing its Tax Returns.

            (7) S Corporation Status. The Company and any predecessor to the Company has been a validly electing S corporation, within the meaning of
      Section 1361 and Section 1362 of the Code and for state Tax law purposes, except in those states which do not recognize S corporation status, at all times since April 1, 1987, and will be an S corporation up to and including the Closing Date. The Company has not had and does not have any Subsidiaries other than Subsidiaries that always have been "qualified subchapter S subsidiaries."

            (8) Section 1374. The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation.

      3.9. Properties.

            (1) The Company does not own any real property. Schedule 3.9 sets forth a complete and correct description of all leases of real property to which the Company is a party (the "Leases"). Each Lease (i) is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect against the Company, (ii) to the knowledge of the Principal Sellers, is a legal, valid, binding and enforceable obligation of each other party thereto and, to the knowledge of the Principal Sellers, is in full force and effect against each other party thereto,
      (iii) subject to giving the necessary notices and obtaining the necessary consents as set forth on Schedule 3.5, will continue to be a legal, valid, binding and enforceable obligation of the Company and will remain in full force and effect against the Company on identical terms following the consummation of the transactions contemplated hereby and (iv) to the knowledge of the Principal Sellers, will continue to be a legal, valid, binding and enforceable obligation of each other party thereto and will remain in full force and effect against each other party thereto on identical terms following the consummation of the transactions contemplated hereby. True, complete and correct copies of all of the Leases have been delivered to the Buyer. No action has been taken or omitted by the Company, and, to the knowledge of the Principal Sellers, no other event has occurred or condition exists, that constitutes, or after notice or lapse of time or both would constitute, a material default under any Lease or that may reasonably be expected to result in a loss of material rights or the creation of any material Lien thereunder or pursuant thereto.

            (2) The Company has good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets, has valid leasehold interests in, all of the properties, rights and assets, whether real or personal and whether tangible or intangible, used in the Business (collectively, the "Assets"), including, without limitation, all properties, rights and assets reflected on the Most Recent Balance Sheet (except for Assets which have been sold or otherwise disposed of since the Most Recent Balance Sheet Date) or acquired after the Most Recent Balance Sheet Date. None of the Assets is subject to any Lien (other than Permitted Liens).

            (3) There are no developments affecting any of the Assets pending or, to the knowledge of the Principal Sellers, threatened which might materially detract from the value, materially interfere with any present use, or materially adversely affect the marketability, of any of the Assets. The Assets constitute all of the property and assets used or held for use in connection with the Business and are adequate to conduct the Business as currently conducted.

      3.10. Operations in Conformity with Law; Permits.

            (1) Except as set forth on Schedule 3.10(1), the Company is not in violation of, and has not since January 1, 2001 violated, and, to the knowledge of the Principal Sellers, is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, statute, standard, ordinance, code, order, rule, regulation, judgment or decree, whether heretofore or now in effect, except for such violations and defaults as have not had and would not reasonably be expected to have a Material Adverse Effect.

            (2) Schedule 3.10(2) sets forth a true, complete and correct list of each governmental license, authorization, permit, consent and approval affecting, or relating in any way to, the Assets or the Business (the "Permits"). The Permits constitute all of the governmental licenses, authorizations, permits, consents and approvals necessary in connection with the operations of the Company. Each Permit is valid and in full force and effect and the Company is not in material default under, or in material breach or violation of, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a material default by the Company under, any Permit.

      3.11. Benefit Plans.

            (1) Schedule 3.11 sets forth a true, complete and correct list of:
      (i) all Employee Plans (A) that are maintained by the Company or by any corporation, trust, partnership or other entity (a "Related Entity") that would be considered as a single employer with the Company under Section 4001(b)(1) of ERISA or Section 414(b), 414(c), 414(m) or 414(o) of the
      Code, or to which the Company or any Related Entity contributes or is required to contribute or with respect to which the Company or any Related Entity has or may have any liability (a "Company Plan"); and (ii) all plans, agreements, policies and arrangements that would be Company Plans if the term "employee" were construed to include outside directors, consultants or other independent contractors who provide services to, or for the benefit of, the Company. With respect to each Employee Plan, the Company has provided to the Buyer true, complete and correct copies of each of the following: (A) if the plan has been reduced to writing, the plan document together with all amendments thereto; (B) if the plan has not been reduced to writing, a written summary of all material plan terms; and (C) copies of any summary plan descriptions, employee handbooks or similar employee communications.

            (2) No Liability. No circumstance exists and no event (including, without limitation, any action or any failure to take any action) has occurred with respect to any Employee Plan currently or formerly maintained by the Company or any Related Entity, or to which the Company or any Related Entity is or has been required to contribute, that could subject the Company to any liability (including, without limitation, any penalty for failure to timely file any required report with any governmental agency) or Lien under ERISA or the Code, nor will the transactions contemplated by this Agreement give rise to any such liability or Lien.

            (3) Multiemployer Plans. With respect to current and former employees of the Company, neither the Company nor any Related Entity contributes, or ever has contributed or been required to contribute, to any Multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") or has any liability to employees (including, without limitation, withdrawal liability) under any Multiemployer Plan.

            (4) Retiree Benefits; Certain Welfare Plans. Except as required under Section 601 et seq. of ERISA, no Employee Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment. Nothing has occurred with respect to any Employee Plan described in Section 4980B of the Code that could subject the Company or any Related Party to a Tax under Section 4980B of the Code.

            (5) No Restrictions on Termination. No provision of any Employee Plan would result in any limitation on the ability of the Company to terminate such Employee Plan with respect to the employees of the Company without material liability.

            (6) Severance, etc. The transactions contemplated by this Agreement will not, whether alone or upon the occurrence of any additional or subsequent event, result in any payment of severance or other compensation to, or any acceleration, vesting or increase in benefits under any Employee Plan for the benefit of, any employee.

      3.12. Labor Relations. Except as set forth on Schedule 3.12, there currently is no existing dispute or controversy between the Company and any of its employees that has had or would reasonably be expected to have a Material Adverse Effect. The Company is in compliance in all material respects with all employment agreements and all other agreements or understandings, whether oral or written, with all past, present and prospective employees of the Company, and a true, complete and correct copy of each such agreement has been delivered to the Buyer. The Company has complied, and is in compliance, in all material respects, with all applicable state, federal and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment. The Company has not, and is not, engaged in any unfair labor practice. The Company is not in arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

      3.13. Intellectual Property.

            (1) Company Intellectual Property. The Company has (i) all right, title and interest in and to the name under which it is incorporated and each name under which it conducts the Business and (ii) all rights to use each such name in the conduct of the Business as currently conducted. To the knowledge of the Principal Sellers, no other Person has any right to use any such name in the conduct of any business. The Company has all right, title and interest in and to all material Intellectual Property used in the conduct of the Business and necessary for the ongoing conduct of the Business, all of which is identified on Schedule 3.13(1) (the "Company Intellectual Property"). To the knowledge of the Principal Sellers, the Company has not interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of any third Person, and none of the Company or any of its officers or directors has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including, without limitation, any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Principal Sellers, no third Person has interfered with, infringed upon, or misappropriated any Company Intellectual Property.

      Except as disclosed on Schedule 3.13(1), to the knowledge of the Principal Sellers, with respect to each item of Company Intellectual Property: (A) the Company possesses all right, title and interest in and to such item, free and clear of any Lien (other than Permitted Liens), license or other restriction; (B) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending, and the Company has not received notice that any such action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is threatened, which challenges the legality, validity, enforceability, use or ownership of such item; and (D) the Company has never agreed to indemnify any Person from or against any interference, infringement, misappropriation or other conflict with respect to such item.

            (2) Licenses. Schedule 3.13(2) identifies (i) each written license, sublicense, agreement or permission pursuant to which the Company uses any Intellectual Property owned by a third party, except shrink wrap software licenses (the "Written Licenses") and (ii) each item of Intellectual Property covered by the Written Licenses. The Company has delivered to the Buyer true, complete and correct copies of all of the Written Licenses, each as amended and in effect. With respect to each item of Intellectual Property required to be identified on Schedule 3.13(2):

                  (a) the Written License covering such item (i) is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect against the Company and (ii) to the knowledge of the Principal Sellers, is a legal, valid, binding and enforceable obligation of each other party thereto and, to the knowledge of the Principal Sellers, is in full force and effect against each other party thereto;

                  (b) the Written License covering such item (i) subject to
            giving necessary notices and obtaining necessary consents as set forth on Schedule 3.5, will continue to be a legal, valid, binding and enforceable obligation of the Company and will remain in full force and effect against the Company on identical terms following the consummation of the transactions contemplated hereby and (ii) to the knowledge of the Principal Sellers, will continue to be a legal, valid, binding and enforceable obligation of each other party thereto and will remain in full force and effect against each other party thereto on identical terms following the consummation of the transactions contemplated hereby;

                  (c) the Company is not in material breach or default of the
            Written License covering such item, and no event has occurred with respect to the Company which with notice or the lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                  (d) to the knowledge of the Principal Sellers, no other party to the Written License covering such item is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder;

                  (e) neither the Company nor, to the knowledge of the Principal
            Sellers, any other party to the Written License covering such item has repudiated any provision thereof; and

                  (f) to the knowledge of the Principal Sellers, such item is not subject to any material outstanding injunction, judgment, order, decree, ruling or charge and no material action, suit, proceeding, hearing, investigation, charge or complaint is pending, claimed, demanded or threatened which challenges the legality, validity or enforceability of such item.

      3.14. Environmental Matters. Except as set forth on Schedule 3.14 the Company has operated in compliance in all material respects with all Environmental Laws, and has not violated in any material respect and is not in violation of, or liable under, in any material respect any Environmental Law. Except as set forth on Schedule 3.14, to the knowledge of the Principal Sellers, there has not been, and there is not (a) any past or continuing release or threat of release of any Hazardous Substance into the environment at, or (b) any manufacturing, refinement, transportation, importation, use or processing of any Hazardous Substance on or from, any real property currently or previously leased or owned by the Company or any of its predecessors. Except as set forth on
Schedule 3.14, to the knowledge of the Principal Sellers, no Hazardous Substances of, or generated by, the Company or any of its predecessors have been disposed of or come to rest at any site that has been included in any published federal, state or local "Superfund" site list or any other list of hazardous or toxic waste sites. Except as set forth on Schedule 3.14, to the knowledge of the Principal Sellers, there never has been, and there currently is not, any underground storage tank, landfill, surface impoundment or disposal area located on, any polychlorinated biphenyls ("PCBs") or PCB-containing equipment used, treated or stored on, or any "hazardous waste" (as defined by the federal Resource Conservation and Recovery Act or any comparable state or local law) used, treated, contained or stored on, any real property currently or previously leased or owned by the Company or any of its predecessors.

      3.15. Contracts. Schedule 3.15 contains a true, complete and correct list of all Contracts of the types described below that are currently in effect:

            (1) all employment, management or consulting Contracts;

            (2) all Contracts (or group of related Contracts) or options to sell or lease (as lessor) any Asset;

            (3) all Contracts (or group of related Contracts) pursuant to which the Company (i) possesses or uses, or has agreed to acquire or lease, any Asset and (ii) is required to make payments, accrue expenses or incur charges in excess of $5,000 per annum;

            (4) all Contracts (or group of related Contracts) for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (i) annual payments by the Company in excess of $5,000 or (ii) aggregate payments by the Company in excess of $5,000;

            (5) all Advisory Contracts;

            (6) all custodian, consultancy, solicitation, administration or brokerage Contracts;

            (7) all agency, dealer, sales representative, marketing or other similar Contracts;

            (8) all Contracts relating to Indebtedness;

            (9) all partnership, joint venture or other similar Contracts;

            (10) all Contracts that limit the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date;

            (11) all Contracts relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

            (12) all Contracts (or group of related Contracts), plans or programs pursuant to which payments, or an acceleration of or increase in benefits, may be required upon or after a change of control of the Company; and

            (13) any other Contract (or group of related Contracts) not made in the Ordinary Course of Business and that is material to the Company or the Business.

The Company has heretofore made available to the Buyer a true, complete and correct copy of (i) each written Contract described above (together with the oral Contracts described above, collectively, the "Disclosed Contracts"), each as in effect on the date hereof, and (ii) all amendments and supplements thereto and all waivers thereunder. Each Disclosed Contract is a valid and binding agreement of the Company and is in full force and effect. Neither the Company nor, to the knowledge of the Principal Sellers, any other party to any Disclosed Contract is in default under, or in breach or violation of, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a default by the Company or, to the knowledge of the Principal Sellers, any other party under, any Disclosed Contract, other than such defaults, breaches and violations under the Contracts as have not had and would not reasonably be expected to have a Material Adverse Effect.

      3.16. Transactions with Affiliates. Except as set forth in Schedule 3.16, neither any Seller nor any other Affiliate of the Company nor any member of the immediate family of any Seller or any other Affiliate of the Company (a) is a competitor, Client or supplier of the Company, (b) is a party to any Contract with the Company, (c) has any right to, or interest in, any Asset or (d) has any Indebtedness to or from the Company.

      3.17. Litigation. Except as set forth on Schedule 3.17, there is no action, claim suit, investigation or proceeding pending against or, to the knowledge of the Principal Sellers, threatened against or affecting the Company, the Assets, the Business or any employee of the Company (in his or her capacity as an employee or as a result of his or her conduct during the course of employment) before any court or arbitrator or any governmental body, agency or official. There is no action, claim suit, investigation or proceeding pending against or, to the knowledge of the Principal Sellers, threatened against the

Company or the Sellers which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No undischarged judgment, decree or order of any court or arbitrator or any governmental body, agency or official (a) has been issued against any Person which has had or would reasonably be expected to have a Material Adverse Effect or (b) has been issued against the Company, the Assets, the Business or any employee of the Company (in his or her capacity as an employee or as a result of his or her conduct during the course of employment).

      3.18. Insurance Coverage. Set forth on Schedule 3.18 is a list of all liability, workers' compensation, property, casualty, directors and officers, errors and omissions and other policies by which the Company, the Business, the Assets or any of the employees, officers and directors of the Company have been insured since December 31, 2000. Such list includes the type of policy, form of coverage, policy number and insurer, coverage dates, named insured, limit of liability and deductible. There is no claim by the Company pending under any of such policies as to which coverage has been denied or disputed by the underwriters or in respect of which the underwriters have reserved their rights. All premiums payable under all such policies have been timely paid and the Company otherwise has complied fully with the terms and conditions of such policies. Such policies remain in full force and effect and are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business.

      3.19. No Illegal Payments, etc. None of the Company, any of the Sellers or any of the directors, officers, employees, agents or Affiliates of the Company
(a) has directly or indirectly (i) given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, Client, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or (ii) made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office, in each case which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) has established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

      3.20. Advisory Accounts. Schedule 3.20 sets forth a true, complete and correct list, as of December 31, 2003, of all of the investment advisory accounts of Clients, specifying for each such account the following information:(a) the aggregate market value of the assets under management held in each account, determined as of December 31, 2003, (b) the fee rate charged by the Company applicable to each account, (c) the annualized revenues to be earned by the Company from each account (determined as the product of clause (a) multiplied by clause (b) for a 12 month period), (d) any fee adjustments or net withdrawals (except for (i) payroll distributions from the municipal accounts and (ii) regularly scheduled monthly withdrawals, whether determined from income, total return, market value or another formula; provided that unit trust payments made pursuant to IRS formulas shall be scheduled) or deposits with respect to each account during 2003 or 2004 and (e) any investment restrictions or guidelines with respect to such account. There are no Contracts in effect pursuant to which the Company has capped, waived or reimbursed or will under any circumstances cap, waive or reimburse any or all fees payable by its Clients.

      3.21. Registration under the Advisers Act. The Company is duly registered under the Advisers Act as an investment adviser with the SEC. The Company is duly registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of the Business requires such registration.

      3.22. Ineligible Persons. Neither the Company nor any "associated person" (as defined in the Advisers Act) thereof is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

      3.23. Disciplinary Information. Except as set forth on Schedule 3.23, neither the Company nor, to the knowledge of the Principal Sellers, any officer, director or employee of the Company or any other Person "associated" (as defined in the Advisers Act) with the Company, is in default with respect to any order, judgment, decree, rule or regulation of any court or any governmental agency or body relating to any aspect of the Business, which would need to be disclosed pursuant to Rule 206(4)-4(b) under the Advisers Act, or which could give rise to an affirmative answer to any of the questions in Item 11, Part I of the Form ADV of the Company. Neither the Company nor, to the knowledge of the Principal Sellers, any officer, director or employee of the Company or any other Person "associated" (as defined in the Advisers Act) with the Company, has been convicted of any crime or is or has engaged in any conduct of the type that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act, and to the knowledge of the Principal Sellers, there is no proceeding or investigation that reasonably would be expected to become the basis for any such disqualification, denial, suspension or revocation.

      3.24. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of the Company or any of the Sellers in such manner as to give rise to any valid claim against the Company for any brokerage or finder's commission, fee or similar compensation.

4. Representations and Warranties Relating to the Buyer. The Buyer represents and warrants to the Sellers (which representations and warranties shall be deemed to be made again on and as of the Closing Date (except that any such representation or warranty that expressly is given only as of a particular date or period and relates solely to such particular date or period shall be given only as of such date or period)) as follows:

      4.1. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

      4.2. Authorization. The Buyer has the legal capacity, power and authority (including, without limitation, full corporate power and authority) to execute and deliver this Agreement and each Ancillary Agreement to which the Buyer will be a party and to perform its obligations hereunder and thereunder. The board of directors of the Buyer has duly authorized the execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which the Buyer will be a party. All corporate and other actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the execution and delivery by the Buyer of this Agreement and each Ancillary Agreement to which the Buyer will be a party, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly and properly taken. This Agreement has been, and each Ancillary Agreement to which the Buyer will be a party will be, duly executed and delivered by the Buyer and constitute or will constitute, as the case may be, legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and except for general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      4.3. No Violation or Approval. The execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which the Buyer will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, (a) the Buyer's Certificate of Incorporation or Bylaws, (b) any statute applicable to the Buyer, (c) any Contract to which the Buyer is a party or by which the Buyer or any of its assets is bound, (d) any fiduciary duty of the Buyer or (e) any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over the Buyer or any of its assets. No consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other Person is required in connection with the execution and delivery by the Buyer of this Agreement and each Ancillary Agreement to which the Buyer will be a party or the consummation by the Buyer of the transactions contemplated hereby and thereby.

      4.4. Brokers, Finders, etc. Except as set forth on Schedule 4.4, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of the Buyer in such manner as to give rise to any valid claim against the Buyer for any brokerage or finder's commission, fee or similar compensation.

      4.5. Investment Representation. The Buyer is acquiring the Shares for investment and not with a view to, or in connection with, any distribution or sale thereof in violation of the Securities Act. The Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

      4.6. Financing. The Buyer has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

5. Conditions Precedent to the Obligations of the Buyer. The obligations of the Buyer to purchase the Shares and to consummate the other transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

      5.1. Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement (including, without limitation, Articles 2 and 3) (a) that are not qualified by reference to materiality or Material

Adverse Effect shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and (b) that are qualified by reference to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which shall continue to be true and correct as of such specified date or time.

      5.2. Performance of Obligations. Each of the Company and the Sellers shall have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by them on or prior to the Closing Date.

      5.3. Injunctions, etc. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent, or in any way limit or make illegal the consummation of such transactions. No United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

      5.4. Governmental Approvals. All governmental authorities, the consent, approval, order or authorization of which are necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement, shall have consented to, approved authorized or otherwise permitted such transactions. All declarations or filings with governmental authorities necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement shall have been made.

      5.5. Consents. The Sellers shall have obtained all consents, waivers and approvals required under any Contracts set forth on Schedule 3.5, in a manner reasonably satisfactory in form and substance to the Buyer, and no such consents, waivers or approvals shall have been revoked. The Consenting Client Accounts Annualized Revenue Amount shall be greater than or equal to 91% of the Target Annualized Revenue Amount.

      5.6. No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

      5.7. Officer's Certificate. The Company shall have delivered to the Buyer a certificate executed by a duly authorized officer of the Company certifying that each of the conditions set forth in Sections 5.1 (Representations and Warranties), 5.2 (Performance of Obligations) and 5.6 (No Material Adverse Effect) has been satisfied in all respects.

      5.8. Opinion of Counsel. The Sellers shall have furnished the Buyer with an opinion of Brown Rudnick Berlack Israels LLP, counsel to the Company and the Sellers, substantially in the form attached hereto as Exhibit B.

      5.9. Resignations. The Buyer shall have received executed letters of resignation, effective on or prior to the Closing Date, from each director of the Company other than C. Russell de Burlo, Jr.

      5.10. Corporate Proceedings. The Company shall have furnished to the
Buyer:

            (1) Certificate of a recent date of the Secretary of State of the Commonwealth of Massachusetts, certifying that the Company is duly organized, validly existing and in good standing.

            (2) Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts.

            (3) Certificate of the Secretary of the Company certifying as to (a) attached resolutions of the board of directors of the Company authorizing and approving this Agreement and the transactions contemplated hereby (including, without limitation, the Employment Agreements), (b) incumbency and signatures of signing officers, (c) the attached Bylaws of the Company and (d) no change in good standing or the Company's Certificate of Incorporation since the date of such documents provided under Section 5.10(1) and 5.10(2).

      5.11. FIRPTA. The Buyer shall have received from each Seller an executed certification meeting the requirements of Treasury Regulation Section 1.1445-2(2) to the effect that such Seller is not a foreign person.

      5.12. Employment Agreements. The board of directors of the Company shall have duly authorized and approved, and the Company and each Seller (other than Edith T. de Burlo) shall have executed and delivered, the Employment Agreements.

      5.13. Profit Sharing Plan. The Company's Profit Sharing Plan shall have been terminated on terms mutually acceptable to both Buyer and Seller.

      5.14. Minimum Cash Balance. The Buyer shall have received a certificate of an officer of the Company certifying that, as of the Closing, the Company holds $95,000 in cash.

      5.15. Fees. The Company shall have furnished to the Buyer a schedule of all fees earned by the Company but not yet billed as of the Closing Date (as described in Section 7.15), which schedule shall be subject to the reasonable review and reasonable approval of Buyer as to whether such fees were earned but not billed as of the Closing Date.

      5.16. General. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6. Conditions Precedent to Obligations of the Sellers. The obligations of the Sellers to effect the sale of the Shares and to consummate the other transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

      6.1. Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement (including, without limitation, Article 4)
(a) that are not qualified by reference to materiality shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and (b) that are qualified by reference to materiality shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which shall continue to be true and correct as of such specified date or time.

      6.2. Performance of Obligations. The Buyer shall have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

      6.3. Injunctions, etc. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent, in any way limit or make illegal the consummation of any such transactions. No United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

      6.4. Governmental Approvals. All governmental authorities, the consent, approval, order or authorization of which are necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement, shall have consented to, approved authorized or otherwise permitted such transactions. All declarations or filings with governmental authorities necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement shall have been made.

      6.5. Officer's Certificate. The Buyer shall have delivered to the Sellers a certificate executed by a duly authorized officer of the Buyer certifying that each of the conditions set forth in Sections 6.1 (Representations and Warranties) and 6.2 (Performance of Obligations) has been satisfied in all respects.

      6.6. Profit Sharing Plan. The Company's Profit Sharing Plan shall have been terminated on terms mutually acceptable to both Seller and Buyer.

      6.7. Termination of Lease Guarantee. The personal guarantee of C. Russell de Burlo, Jr. under the Company's lease of office space at 50 Federal Street, Boston, MA 02110, which lease is described on Schedule 3.9 attached hereto, shall have been terminated.

      6.8. General. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers and their counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

7. Covenants of the Parties.

      7.1. Access. From the date of this Agreement until the Closing Date and subject to the terms and provisions of the Confidentiality Agreement, the Sellers and the Company shall, and the Sellers shall cause the Company to, permit the Buyer and its authorized representatives to have reasonable access during normal operating hours to all officers and employees of the Company and to all premises, offices, properties, books, records (including, without limitation, Tax records), Contracts, financial and operating data and information and documents pertaining to the Company, the Assets and the Business and make copies of such books, records, Contracts, data, information and documents that the Buyer and its authorized representatives may reasonably request.

      7.2. Conduct of Business.

            (1) Conduct of Business. From the date of this Agreement until the Closing Date, the Company shall:

                  (a) conduct the Business only in the Ordinary Course of
            Business;

                  (b) use reasonable efforts to maintain the value of the
            Business as a going concern;

                  (c) to the extent that any Person becomes a Client of the
            Company, charge such Client a fee in accordance with the Form ADV of the Company;

                  (d) use reasonable efforts to preserve intact its business organization and relationships with third Persons (including, without limitation, lessors, licensors, suppliers and Clients) and keep available the services of its present officers and employees; and

                  (e) consult with the Buyer prior to taking any action or
            entering into any transaction that may be of strategic importance to the Company.

            (2) Prohibited Acts. Without limiting the generality of Section 7.2(1), without the written consent of the Buyer, from the date of this Agreement until the Closing Date, the Company shall not:

                  (a) take or omit to take any action that would cause any of the representations and warranties in Article 3 to be untrue in any material respect on, or as of any time prior to, the Closing Date;

                  (b) authorize, issue, sell, grant or otherwise dispose of any
            Common Stock or Company Securities;

                  (c) adopt or propose any change to the Company Charter
            Documents;

                  (d) merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

                  (e) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of the Company;

                  (f) sell, lease, license or otherwise dispose of any material
            Assets;

                  (g) reduce, lower, cap, waive or reimburse any fee payable by any Client to the Company (other than in the Ordinary Course of Business in an amount not to exceed, individually or in the aggregate, 5% of the Target Annualized Revenue Amount);

                  (h) except as set forth on Schedule 7.2(2)(h), enter into or perform any transactions with any Seller or any other Affiliate of the Company or any member of the immediate family of any Seller or any other Affiliate of the Company or any other transactions other than on an arms length basis and in the Ordinary Course of Business;

                  (i) incur, assume, or guaranty Indebtedness other than
            Indebtedness which is incurred in the Ordinary Course of Business and which in the aggregate does not exceed $5,000;

                  (j) adopt, amend or modify any Company Plan; or

                  (k) agree or commit to do any of the foregoing.

      7.3. Exclusivity. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 10.10, the Company and the Sellers shall not, and shall cause their respective Affiliates, advisors and representatives not to, directly or indirectly: (a) solicit or initiate, or encourage the submission of, any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of the Company or any capital stock or other securities of the Company or any substantial portion of the Assets, including, without limitation, any acquisition structured as a merger, consolidation or share exchange or any similar transaction; or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. The Principal Sellers shall promptly notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact (whether solicited or unsolicited) with respect to any of the foregoing, including disclosing to the Buyer the terms of the offer and the identity of the offeror thereof.

      7.4. Non-Competition; Non-Solicitation. In consideration of the purchase by the Buyer of the Shares hereunder, each of the Principal Sellers (other than Edith T. de Burlo) hereby agrees, severally and not jointly, as follows:

            (1) Non-Competition. For a period of three (3) years from and after the Closing Date, such Principal Seller shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within Massachusetts, Maine or New Hampshire or undertake any planning for any business competitive with the Company or any of its Affiliates; provided, that a Principal Seller will not be deemed to be an "owner" of a public company unless such Principal Seller, together with its Affiliates, owns more than 2% of the total outstanding shares of such company; and provided further that a Principal Seller shall be entitled to provide services to the entities listed on Schedule II to such Principal Seller's Employment Agreement in accordance with the terms of such Employment Agreement. In particular, but without limiting the foregoing, for a period of three (3) years from and after the Closing Date, such Principal Seller shall not work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged in any business that is competitive with the Business, as conducted on the Closing Date.

            (2) Non-Solicitation. For a period of three (3) years from and after the Closing Date, such Principal Seller shall not (a) hire or attempt to hire any employee of the Company, the Buyer or any of their respective Affiliates, assist in such hiring by any Person, or seek to persuade any employee of the Company, the Buyer or any of their respective Affiliates to discontinue employment, (b) solicit or encourage any client of the Company, the Buyer or any of their respective Affiliates to terminate or diminish its relationship with them or (c) seek to persuade any client or any prospective client (as identified on a list to be maintained by the Company (a "Prospective Client")) of the Company, the Buyer or any of their respective Affiliates to conduct with anyone else any business or activity that such client or Prospective Client conducts or could conduct with the Company, the Buyer or any of their respective Affiliates.

            (3) Unenforceability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.4 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

            (4) Assurances. In signing this Agreement, each of the Sellers gives the Buyer assurance that such Seller has carefully read and considered all the terms and conditions of this Agreement, including, without limitation, the restraints imposed on such Principal Sellers (other than Edith T. de Burlo) under this Section 7.4. Each Principal Seller (other than Edith T. de Burlo) agrees without reservation that these restraints are necessary for the reasonable and proper protection of the Company, the Buyer and their respective Affiliates, including the protection of the confidential information of the Company, the Buyer and their respective Affiliates, and that each and every one of the restraints is reasonable with respect to subject matter, length of time and geographic area.

      Each Principal Seller (other than Edith T. de Burlo) further agrees that, were such Principal Seller to breach any of the covenants contained in this Section 7.4, the damage to the Company, the Buyer and their respective Affiliates would be irreparable. Each Principal Seller (other than Edith T. de Burlo) therefore agrees that the Buyer, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by such Principal Seller of any of those covenants. It is also agreed that each Affiliate of the Buyer shall have the right to enforce all of the obligations of each of the Sellers to such Affiliate under this Agreement, including, without limitation, the obligations of the Sellers pursuant to this Section 7.4.

      7.5. Preparation for Closing.

            (1) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable law, rules, orders and regulations to bring about the fulfillment of the conditions precedent contained in Article 5 or 6, as the case may be, and consummate the transactions contemplated hereby.

            (2) In furtherance and not in limitation of Section 7.5(1), the Company shall:

                  (a) as soon as reasonably practicable and in any event by the fifth business day following the date of this Agreement, inform in compliance with applicable law the Clients of the transactions contemplated hereby, request each such Client's written affirmative consent to the assignment of its respective Advisory Contract deemed to occur as a result of the consummation of the transactions contemplated hereby and use all reasonable efforts to obtain such consent or, in the case of Advisory Contracts that prohibit assignment or a change in control or state by their terms that they terminate upon assignment or a change in control, new investment advisory agreements with the Company to be effective upon the Closing Date; provided, however, that except as consented to in writing by the Buyer (which consent will not be unreasonably withheld) any such new investment advisory agreements shall be identical in all material respects to the Advisory Contracts; and

                  (b) use reasonable efforts to obtain any and all necessary consents, approvals, orders, authorizations and waivers of, and make all necessary declarations and filings with, governmental authorities, for the consummation of the transactions contemplated by this Agreement.

      7.6. Confidentiality.

            (1) Non-Disclosure. Each Seller acknowledges that the success of the Acquired Companies after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by such Seller, that the preservation of the confidentiality of such information by such Seller is an essential premise of the bargain between the Sellers and the Buyer, and that the Buyer would be unwilling to enter into this Agreement in the absence of this Section 7.6(1). Accordingly, each Seller, severally and not jointly, agrees that, except as may be required for the proper performance of such Seller's regular duties for the Company as an employee of the Company from and after the Closing Date, such Seller shall not, and shall cause its Affiliates, representatives and advisors not to, at any time on or after the Closing Date, directly or indirectly, use or disclose any Confidential Information. The Sellers agree that they shall be responsible for any breach or violation of the provisions of this Section 7.6(1) by any of their respective Affiliates, representatives or advisors.

            (2) Announcements. No public announcement or disclosure shall be made by any party with respect to the subject matter of this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer and the Sellers' Representative; provided, however, that the provisions of this Section 7.6(2) shall not prohibit (a) any disclosure required by any applicable law, rule, order or regulation (in which case the disclosing party shall provide the other party with the opportunity to review in advance the disclosure) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

      7.7. Director and Officer Liability. The Buyer hereby agrees that all rights to indemnification and all limitations on liability existing in favor of any officer or director of the Company as provided in the Company Charter Documents shall, in respect of acts or omissions occurring on or prior to the Closing Date, continue in full force and effect in accordance with their terms from and after the Closing Date.

      7.8. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including, without limitation, any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by the Sellers.

      7.9. S Corporation Status. From the date of this Agreement until the Closing, the Company and the Sellers shall not revoke the Company's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. From the date of this Agreement until the Closing, the Company and the Sellers shall not take or allow any action other than the purchase and sale of the Shares pursuant to this Agreement, or omit to take any action, which action or omission would result in the termination of the Company's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code. The Principal Sellers shall (i) prepare the Company's final S corporation federal and state tax returns for the calendar year in which the Closing Date occurs, (ii) provide the Buyer with a reasonable opportunity to review such returns prior to filing and (iii) timely file such returns.

      7.10. Section 338(h)(10) Election. At the Buyer's election, the Company and each Seller shall join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign Tax law) with respect to the purchase and sale of the Shares hereunder (a "Section 338(h)(10) Election"). The Sellers shall include any income, gain, loss, deduction, or other pass-through Tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent permitted by applicable law. The Company and the Sellers shall take all actions necessary to implement such Section 338(h)(10) Election and shall not take or allow to be taken any action to modify or revoke the Section 338(h)(10) Election.

      7.11. Allocation of Purchase Price. If the Buyer elects to make a Section 338(h)(10) Election, the Buyer, the Company and the Sellers agree that the Purchase Price and the liabilities of the Company (plus other relevant items) shall be allocated to the assets of the Company for all purposes (including, without limitation, Tax and financial accounting) in accordance with Schedule 7.11, subject to reasonable adjustment by the Buyer prior to Closing to reflect any changes required by U.S. generally accepted accounting principles as a result of changes in the terms of any investment advisory contract of the Company between the date hereof and the Closing Date. The Buyer, the Company and the Sellers shall file all Tax Returns (including, without limitation, amended returns, claims for refund, and information reports, and including IRS Forms 8883 and 8023) and take positions in all Tax proceedings in a manner consistent with such allocation.

      7.12. Board of Directors. From the Closing Date until the end of the Second Deferred Payment Period (or, if applicable, the Adjusted Second Deferred Payment Period), the Buyer, and, if the Buyer transfers any shares to one or more of its Affiliates, such Affiliates, shall vote the Shares at any regular or special meeting of the stockholders of the Company called for the purpose of filling positions on the Company's board of directors (the "Board"), or in any written consent executed in lieu of such a meeting of stockholders, and shall otherwise take all actions necessary to ensure (i) that the Board consists of five members and (ii) that the following members are elected to the Board: (A) two of the Principal Sellers (other than Edith T. de Burlo), as designated by the Principal Sellers (such two individuals being referred to herein as the "Seller Nominees") and (B) three individuals designated by the Buyer (such three individuals being referred to herein as the "Buyer Nominees"; the parties hereby agree that Peter Whitman shall be one of the Buyer Nominees for so long as he is employed by the Buyer). If, following election to the Board and prior to the end of the Second Deferred Payment Period (or, if applicable, the Adjusted Second Deferred Payment Period), any Seller Nominee or any Buyer Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Company, the Principal Sellers or the Buyer, as applicable, shall notify the Board in writing of a replacement Seller Nominee or Buyer Nominee, as applicable, and the Buyer, and, if the Buyer transfers any shares to one or more of its Affiliates, such Affiliates, shall vote the Shares at any regular or special meeting of the stockholders of the Company called for the purpose of filling the vacancy on the Board to cause such replacement nominee to be elected to the Board. Until the end of the Second Deferred Payment Period (or, if applicable, the Adjusted Second Deferred Payment Period), a Seller Nominee shall not be removed from the Board without the consent of the other Seller Nominee, and a Buyer Nominee shall not be removed from the Board without the consent of at least one other Buyer Nominee. Notwithstanding the first sentence of this Section 7.12, if a Seller Nominee continues to be an executive officer of the Company following the end of the Second Deferred Payment Period (or, if applicable, the Adjusted Second Deferred Payment Period), then such Seller Nominee shall be entitled to remain on the Board until he or she ceases to be an executive officer of the Company.

      7.13. New Accounts. Except as otherwise provided in this Agreement, until the end of the Second Deferred Payment Period (or, if applicable, the Adjusted Second Deferred Payment Period) the Company shall not be required to accept a new customer account if its acceptance is objected to by 20% or more of the members of the Board.

      7.14. Books and Records. From the Closing Date until the end of the Second Deferred Payment Period (or, if applicable, the Adjusted Second Deferred Payment Period), the Company shall maintain its books and records without consolidating them with those of the Buyer, the Guarantor or their Affiliates.

      7.15. Accounts Receivable. The Buyer and the Sellers hereby agree that, following the Closing Date, the Buyer shall cause the Company to forward to the Seller's Representative any (i) fees earned by the Company but not yet billed as of the Closing Date, which amounts shall be set forth on a schedule to be prepared by the Company prior to the Closing Date and shall be subject to reasonable review and reasonable approval by the Buyer as to whether such fees were earned but not billed as of the Closing Date, and (ii) fees not received by the Company from accounts receivable that existed as of the Closing Date, and the Seller's Representative shall subsequently distribute such amounts among the Sellers in a manner agreed upon by the Sellers.

      7.16. Articles of Incorporation. The Sellers and the Buyer hereby agree that promptly following the Closing Date, the Company shall file with the Secretary of the Commonwealth of the Commonwealth of Massachusetts an amendment to its Articles of Incorporation to add the provision set forth on Exhibit D hereto to its Articles of Incorporation.

      7.17. Further Assurances. From time to time after the Closing, at the request of the Buyer, the Sellers shall execute and deliver any further instruments and take such other action as the Buyer may reasonably request to carry out the transactions contemplated hereby.

8. Indemnification.

      8.1. Survival of Representations, Warranties, Covenants and Indemnities. The representations and warranties of the parties contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the 18 month anniversary of the Closing Date; provided; however, that the representations and warranties of the Sellers contained in Sections 2.1 (Authorization), 2.3 (Title to Shares), 3.2 (Authorization) and 3.3 (Capitalization) shall survive the Closing and continue in full force and effect without limit as to time (subject to any statutes of limitations applicable to the matters covered thereby and any extensions or waivers thereof); and provided further, that the representations and warranties of the Sellers contained in
Section 3.8 (Taxes) shall survive the Closing and continue in full force and effect until the third anniversary of the Closing Date, unless on such third anniversary the Internal Revenue Service is auditing or disputing the returns of the Company with respect to any pre-Closing taxable period, in which case the representations and warranties of the Sellers contained in Section 3.8 shall continue in full force and effect without limit as to time (subject to any statutes of limitations applicable to the matters covered thereby and any extensions or waivers thereof). Notwithstanding the preceding sentence, (i) any representation or warranty in respect of which indemnity may be bought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such termination time and (ii) claims for indemnity based upon fraud or intentional misrepresentation of any representation or warranty contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder may be brought under this Article 8 without limit as to time (subject to any statutes of limitations applicable to the matters covered thereby and any extensions or waivers thereof). For the avoidance of doubt, all covenants of the parties contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect without limit as to time. With respect to the indemnification obligations set forth in Sections 8.3(4) and 8.4(4), such obligations shall terminate on the third anniversary of the Closing Date, unless on such third anniversary the Internal Revenue Service is auditing or disputing the returns of the Company with respect to any pre-Closing taxable period, in which case the indemnification obligations set forth in Sections 8.3(4) and 8.4(4) shall continue in full force and effect without limit as to time (subject to any statutes of limitations applicable to the matters covered thereby and any extensions or waivers thereof).

      8.2. Indemnity by the Company. In the event that the Closing does not occur, the Company hereby agrees to jointly and severally indemnify, defend and hold harmless the Buyer and each of its directors, officers, shareholders and Affiliates (collectively, the "Buyer Indemnified Parties") from, against and in respect of all Losses resulting from, arising out of, relating to, in the nature of, or caused by any breach or default in performance by the Company of any covenant, agreement or obligation contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder.

      8.3. Indemnity by C Russell de Burlo, Jr. Except as otherwise provided in this Section 8.3 and subject to Section 8.6(1), C. Russell de Burlo, Jr. hereby agrees to jointly and severally indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of all Losses resulting from, arising out of, relating to, in the nature of, or caused by:

            (1) any breach of, or inaccuracy in, any representation or warranty made by any Principal Seller in this Agreement or in any document, certificate or other instrument required to be delivered hereunder (in each case, as each such representation or warranty would read if all qualifications as to materiality, including, without limitation, each reference to the defined term "Material Adverse Effect," were deleted therefrom);

            (2) any breach or default in performance by the Company prior to or on the Closing Date (if the Closing occurs) or C. Russell de Burlo, Jr. of any covenant, agreement or obligation contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder;

            (3) any fraud or intentional misrepresentation by the Company or C. Russell de Burlo, Jr.; or

            (4) Taxes of the Company with respect to any Pre-Closing Period and Taxes of the Company resulting from a Contract entered into or an event which occurred in any Pre-Closing Period (including, without limitation, all Taxes of the Company resulting from or attributable to the making of a

      Section 338(h)(10) Election or the deemed sale of assets resulting therefrom);

provided, however, that, in the case of any breach by any Seller other than C. Russell de Burlo, Jr. of any representation or warranty contained in Article 2,
C. Russell de Burlo, Jr. shall have no liability for any indemnification obligations under this Article 8 resulting from such breach; provided further that, beginning with the date that is 18 months after the Closing Date, the indemnification obligation of C. Russell de Burlo, Jr. with respect to a breach of, or inaccuracy in, any representation or warranty contained in Section 3.8 (Taxes) or pursuant to Section 8.3(4) above shall become several and not joint and shall be borne pro rata according to each Seller's Pro Rata Portion, unless on such date the Internal Revenue Service is auditing or disputing the returns of the Company with respect to any pre-Closing taxable period, in which case C. Russell de Burlo, Jr. shall remain jointly and severally liable for the entire amount of the indemnification obligation. The applicable Buyer Indemnified Party shall provide the Sellers' Representative with written notice for any claim made in respect of the indemnification provided in this Section 8.3, whether or not arising out of a claim by a third party.

      8.4. Indemnity by Sellers Other than C. Russell de Burlo, Jr. Except as otherwise provided in this Section 8.4 and subject to Section 8.6(1), each Seller other than C. Russell de Burlo, Jr. hereby agrees to severally and not jointly indemnify, defend and hold harmless the Buyer Indemnified Parties from, against and in respect of all Losses resulting from, arising out of, relating to, in the nature of, or caused by:

            (1) any breach of, or inaccuracy in, any representation or warranty made by such Seller in this Agreement or in any document, certificate or other instrument required to be delivered hereunder (in each case, as each such representation or warranty would read if all qualifications as to materiality, including, without limitation, each reference to the defined term "Material Adverse Effect," were deleted therefrom);

            (2) any breach or default in performance by the Company prior to or on the Closing Date (if the Closing occurs) or such Seller of any covenant, agreement or obligation contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder;

            (3) any fraud or intentional misrepresentation by such Seller; or

            (4) Taxes of the Company with respect to any Pre-Closing Period and Taxes of the Company resulting from a Contract entered into or an event which occurred in any Pre-Closing Period (including, without limitation, all Taxes of the Company resulting from or attributable to the making of a
      Section 338(h)(10) Election or the deemed sale of assets resulting therefrom);

provided, however, that, except with respect to a breach by a Minority Seller of a covenant under Article 7 or a representation and warranty under Article 2, for which such Minority Seller shall be severally and not jointly liable for any indemnification obligations under this Article 8 resulting from such breach, such Minority Seller shall not be liable for any other indemnification obligations under this Article 8 resulting from any other breach of this Agreement. The applicable Buyer Indemnified Party shall provide the Sellers'

Representative with written notice for any claim made in respect of the indemnification provided in this Section 8.4, whether or not arising out of a claim by a third party.

      8.5. Indemnity by the Buyer. Subject to Section 8.6(2), the Buyer hereby agrees to indemnify, defend and hold harmless the Sellers and their respective Affiliates (collectively, the "Seller Indemnified Parties") from, against and in respect of all Losses resulting from, arising out of, relating to, in the nature of, or caused by:

            (1) any breach of, or inaccuracy in, any representation or warranty made by the Buyer in this Agreement or in any document, certificate or other instrument required to be delivered hereunder (in each case, as each such representation or warranty would read if all qualifications as to materiality were deleted therefrom);

            (2) any breach or default in performance by the Buyer of any covenant, agreement or obligation contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder; or

            (3) any fraud or intentional misrepresentation by the Buyer.

The applicable Seller Indemnified Party shall provide the Buyer with written notice for any claim made in respect of the indemnification provided in this
Section 8.5, whether or not arising out of a claim by a third party.

8.6. Limitations on Indemnity.

            (1) Limitations on Indemnity by the Sellers. Subject to the second sentence of this Section 8.6(1), the Sellers shall only be liable under Sections 8.3(1) and 8.4(1) in respect of the Losses contemplated therein for the aggregate amount of all such Losses in excess of $36,000; provided, that the aggregate liability of C. Russell de Burlo, Jr. for indemnification claims under Section 8.3(1) shall be limited to 20% of the Initial Purchase Price (the "Cap"), and the aggregate liability for each other Seller under Section 8.4(1) shall be limited to its Pro Rata Portion of the Cap. Notwithstanding any provision of the preceding sentence to the contrary, the limitations on indemnification set forth in such sentence shall not apply to any indemnification claim under Sections 8.3(1) or 8.4(1) with respect to any breach of, or inaccuracy in, any representation or warranty contained in Sections 2.1 (Authorization), 2.3 (Title to Shares), 3.2 (Authorization), 3.3 (Capitalization) and 3.8 (Taxes). For the avoidance of doubt, the limitations on indemnification set forth in the first two sentences of this Section 8.6(1) shall not apply to any indemnification claim under Section 8.3(2), 8.3(3), 8.3(4), 8.4(2), 8.4(3), or 8.4(4).

            (2) Limitations on Indemnity by the Buyer. The Purchaser shall only be liable under Section 8.5(1) in respect of Losses contemplated therein for the aggregate amount of all such Losses in excess of $36,000; provided, that the aggregate liability of the Buyer for indemnification claims under Section 8.5(1) shall be limited to 20% of the Initial Purchase Price. For the avoidance of doubt, the limitations on indemnification set forth in the preceding sentence shall not apply to any indemnification claim under Section 8.5(2) or 8.5(3).

            (3) No Duplicate Recovery. With respect to a Loss for which indemnification is available to Buyer under both Section 8.3 and Section 8.4, Buyer may elect to pursue recovery of such Loss under one or both of such sections; provided, that the aggregate amount recovered by Buyer for such Loss under Sections 8.3 and 8.4 shall not exceed the total amount of such Loss.

      8.7. Matters Involving Third Parties.

            (1) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 8, then the Indemnified Party shall promptly notify the Indemnifying Party (in the case of the Sellers, the Sellers' Representative) thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (2) Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify, subject to the limitations set forth in this Article 8, the Indemnified Party from and against the entirety of any Losses the Indemnified Party may incur or sustain resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or other equitable relief and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (3) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.7(2) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld) and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless (x) written agreement is obtained releasing the Indemnified Party from all liability thereunder and (z) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

            (4) In the event any of the conditions in Section 8.7(2) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and, except with respect to a Third Party Claim in which only condition (iii) of Section 8.7(2) is or becomes unsatisfied, consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including, without limitation, attorneys' fees and expenses) and (iii) the Indemnifying Parties shall remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
      Article 8.

      8.8. Calculation of Losses. The Indemnified Party shall act in good faith to collect insurance proceeds owed to it under applicable insurance policies in connection with any Losses. The amount of any Losses payable under this Article 8 by the Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies (less the amount of any deductible or increase in premium paid or payable by the Indemnified Party in connection therewith).

      8.9. Guarantee. The Guarantor hereby agrees to guarantee the performance of Buyer's obligations under this Agreement.

      8.10. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, if the Closing occurs, indemnification pursuant to this Article 8 will be the exclusive remedy for any breach of, or inaccuracy in, any representation or warranty made in this Agreement or in any document, certificate or other instrument required to be delivered hereunder, other than in respect of claims based on conduct constituting fraud, fraud in the inducement or intentional misrepresentation.

9. Definitions. Certain capitalized terms are used in this Agreement with the specific meanings defined below in this Article 9:

      "Adjusted Closing Date" means (i) if the Closing occurs on the final calendar day of a month, the Closing Date or (ii) if the Closing does not occur on the final calendar of a month, the nearest final calendar day of a month to the Closing Date, whether the Closing Date is before or after such date.

      "Adjusted First Deferred Payment Period" means the period of time from (and including) the Adjusted Closing Date to (but excluding) the three year anniversary of the Adjusted Closing Date.

      "Adjusted Second Deferred Payment Period" means the period of time from (and including) the two year anniversary of the Adjusted Closing Date to (but excluding) the five year anniversary of the Adjusted Closing Date.

      "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the regulations promulgated thereunder.

      "Advisory Contract" means any investment advisory or subadvisory Contract between the Company and any Client.

      "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

      "Agreement" has the meaning set forth in the preamble.

      "Ancillary Agreements" means the Stockholders Agreement and the Employment Agreements.

      "Annual Financial Statements" has the meaning set forth in Section 3.6.

      "Assets" has the meaning set forth in Section 3.9(2).

      "Average Return on Investment" means:

                  (a) with respect to the First Deferred Payment Period, the simple average of the Return on Investment for the period of time from (and including) the Adjusted Closing Date to (but excluding) the one year anniversary of the Adjusted Closing Date and the Return on Investment for the period of time from (and including) the one year anniversary of the Adjusted Closing Date to (but excluding) the two year anniversary of the Adjusted Closing Date;

                  (b) with respect to the Second Deferred Payment Period, the simple average of the Return on Investment for the period of time from (and including) the two year anniversary of the Adjusted Closing Date to (but excluding) the three year anniversary of the Adjusted Closing Date and the Return on Investment for the period of time from (and including) the three year anniversary of the Adjusted Closing Date to (but excluding) the four year anniversary of the Adjusted Closing Date;

                  (c) with respect to the Adjusted First Deferred Payment
            Period, the simple average of the Return on Investment for the period of time from (and including) the Adjusted Closing Date to (but excluding) the one year anniversary of the Adjusted Closing Date, the Return on Investment for the period of time from (and including) the one year anniversary of the Adjusted Closing Date to (but excluding) the two year anniversary of the Adjusted Closing Date and the Return on Investment for the period of time from (and including) the two year anniversary of the Adjusted Closing Date to (but excluding) the three year anniversary of the Adjusted Closing Date; and

                  (d) with respect to the Adjusted Second Deferred Payment
            Period, the simple average of the Return on Investment for the period of time from (and including) the two year anniversary of the Adjusted Closing Date to (but excluding) the three year anniversary of the Adjusted Closing Date, the Return on Investment for the period of time from (and including) the three year anniversary of the Adjusted Closing Date to (but excluding) the four year anniversary of the Adjusted Closing Date and the Return on

            Investment for the period of time from (and including) the four year anniversary of the Adjusted Closing Date to (but excluding) the five year anniversary of the Adjusted Closing Date

      "Board" has the meaning set forth in Section 7.12.

      "Business" has the meaning set forth in the preamble.

      "Buyer" has the meaning set forth in the preamble.

      "Buyer Indemnified Parties" has the meaning set forth in Section 8.3.

      "Buyer Nominees" has the meaning set forth in Section 7.12.

      "Cap" has the meaning set forth in Section 8.6(1).

      "Client" means any Person who is an advisee or investment customer of, or recipient of advice with respect to the investment and/or reinvestment of assets or funds from, the Company.

      "Closing" has the meaning set forth in Section 1.3.

      "Closing Date" has the meaning set forth in Section 1.3.

      "Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

      "Common Stock" has the meaning set forth in Section 3.3.

      "Company" has the meaning set forth in the preamble.

      "Company Charter Documents" has the meaning set forth in Section 3.1.

      "Company Expenses" has the meaning set forth in Section 10.3.

      "Company Intellectual Property" has the meaning set forth in Section 3.13(1).

      "Company Securities" has the meaning set forth in Section 3.3.

      "Company Plan" has the meaning set forth in Section 3.11(1).

      "Confidential Information" means any and all information of the Company that is not generally available to the public. Confidential Information also includes any information received by the Company from any Person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through a breach of any obligation under this Agreement.

      "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of November 20, 2003, by and between the Buyer and the Company.

      "Consenting Client Accounts" has the meaning set forth in Section 1.5(1).

      "Consenting Client Accounts Annualized Revenue" has the meaning set forth in Section 1.5(2)(a).

      "Consenting Client Accounts Schedule" has the meaning set forth in Section 1.5(1).

      "Contract" means any written or oral contract, agreement, deed, mortgage, lease, license, instrument, note, commitment, engagement letter, undertaking, arrangement or understanding.

      "Deferred Payment" means, with respect to any Deferred Payment Period, an amount in cash equal to the difference between: (a) the product of (i) $100,000 multiplied by (ii) the Average Return on Investment (expressed as a percentage) for such Deferred Payment Period multiplied by (iii) 100, less (b) $1,012,500; provided, however, that in no event shall any Deferred Payment exceed $1,187,500.

      "Deferred Payment Period" means any of the First Deferred Payment Period, the Second Deferred Payment Period, the Adjusted First Deferred Payment Period or the Adjusted Second Deferred Payment Period.

      "Deferred Payment Statement" has the meaning set forth in Section 1.4(1).

      "Disclosed Contracts" has the meaning set forth in Section 3.15.

      "Dispute Notice" has the meaning set forth in Section 1.4(2).

      "Employee Plan" means any plan, program, agreement, policy or arrangement, whether covering a single individual or group of individuals, and whether or not reduced to writing, that is: (a) a Welfare Plan; (b) a pension benefit plan within the meaning of Section 3(2) of ERISA; (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (d) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe benefit plan or arrangement.

      "Employment Agreements" means the employment agreements by and between the Company and each Seller (other than Edith T. de Burlo), substantially in the forms attached hereto as Exhibits C-1, C-2, and C-3.

      "End Date" has the meaning set forth in Section 10.10(2).

      "Environment" shall mean soil, land surface or subsurface strata, real property, surface waters (including, without limitation, navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including, without limitation, indoor air), plant and animal life and any other environmental medium or natural resource.

      "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, and the Clean Water Act, each, as amended and any other federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Hazardous Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Hazardous Substance; (c) exposure of persons, including, without limitation, employees, to any Hazardous Substance; (d) the physical structure, use or condition of a building, facility, fixture or other structure relating to the management, use, storage, disposal, cleanup or removal of any Hazardous Substance or (e) the protection of the Environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

      "Financial Statements" has the meaning set forth in Section 3.6.

      "First Deferred Payment Period" means the period of time from (and including) the Adjusted Closing Date to (but excluding) the two year anniversary of the Adjusted Closing Date.

      "GAAP" means generally accepted accounting principles in the United
States.

      "Guarantee" shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the indebtedness of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor, and
(iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or joint venture.

      "Guarantor" has the meaning set forth in the preamble.

      "Hazardous Substance" shall mean any (i) pollutant, contaminant, hazardous substance, hazardous waste, solid waste, mixed waste, toxic substance, toxic chemical, toxic waste; (ii) petroleum or any fraction thereof; (iii) asbestos or asbestos-containing material; (iv) polychlorinated biphenyl; (v) chlorofluoracarbons; and (vi) other substance, material or waste, which is identified or regulated under any Environmental Law, as now and hereinafter in effect, or other comparable laws.

      "Indebtedness" means, with respect to any Person, all obligations (including, without limitation, all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person: (a) for borrowed money (including, without limitation, overdraft facilities); (b) evidenced by notes, bonds, debentures or similar instruments; (c) under capital leases (in accordance with GAAP); (d) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business); (e) in respect of conditional sale or other title retention agreements; (f) in respect of letters of credit and bankers' acceptances; (g) in respect of Contracts relating to interest rate protection, swap agreements and collar agreements; and (h) in the nature of Guarantees of the obligations described in clauses (a) through (g) above of any other Person.

      "Indemnified Party" has the meaning set forth in Section 8.7(1).

      "Indemnifying Party" has the meaning set forth in Section 8.7(1).

      "Independent Accountant" has the meaning set forth in Section 1.4(2).

      "Initial Purchase Price" has the meaning set forth in Section 1.5(2).

      "Intellectual Property" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) all computer software (including, without limitation, data and related documentation); (f) all other proprietary rights; and (g) all copies and tangible embodiments thereof (in whatever form or medium).

      "Interim Financial Statements" has the meaning set forth in Section 3.6.

      "IRS" means the United States Internal Revenue Service.

      "Leases" has the meaning set forth in Section 3.9(1).

      "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

      "Losses" means liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses (including, without limitation, any diminution in value), fines, penalties, fees, costs, amounts paid in settlement and expenses (including, without limitation, interest which may be imposed in connection with any of the foregoing and court costs and reasonable fees and disbursements of counsel and expert witnesses in connection with investigating, defending or settling any action or threatened action), arising out of any condition, claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter.

      "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect (a) is, or could reasonably be expected to be, materially adverse to the Business, Assets, financial condition or results of operations of the Company or (b) has materially delayed or prevented, or could reasonably be expected to materially delay or prevent, the consummation of the transactions contemplated hereby, it being understood that general industry, economic, regulatory or political trends, developments or changes that do not disproportionately affect the Company compared with other persons also involved in such industry, or, the economy, generally, shall not be deemed to constitute or result in a Material Adverse Effect for purposes of this Agreement. For the avoidance of doubt, a reduction in net assets under management by the Company shall not be deemed a Material Adverse Effect unless net assets under management by the Company decrease by 25% or more between December 31, 2003 and the Closing Date.

      "Majority Sellers" has the meaning set forth in Section 10.1.

      "Minority Sellers" means each of Sharon M. Whitson, Diane M. Marcinow and Alison J. Seavey.

      "Most Recent Balance Sheet" has the meaning set forth in Section 3.6.

      "Most Recent Balance Sheet Date" has the meaning set forth in Section 3.6.

      "Multiemployer Plan" has the meaning set forth in Section 3.11(3).

      "Ordinary Course of Business" means the ordinary course of business, consistent with past practice and custom (including with respect to quantity and frequency).

      "PCBs" has the meaning set forth in Section 3.14.

      "Permits" has the meaning set forth in Section 3.10(2).

      "Permitted Liens" means (a) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (b) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, in each case, which secure obligations to the extent that payment thereof is not in arrears or otherwise due, (c) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the Business as currently conducted or (d) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due.

      "Person" means any natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or other entity or any government or any governmental agency or political subdivision thereof.

      "Pre-Closing Period" means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on (and including) the Closing Date.

      "Principal Sellers" means each of C. Russell de Burlo, Jr., Robin W. Dushman, Richard B.G. Vincent and Edith T. de Burlo.

      "Pro Rata Portion" means, with respect to each Seller, (a) the number of Shares to be sold by such Seller to the Buyer set forth opposite each such Seller's name on Schedule 1.1 divided by (b) the aggregate number of Shares to be sold by all of the Sellers to the Buyer.

      "Prospective Client" has the meaning set forth in Section 7.4(2).

      "Purchase Price" has the meaning set forth in Section 1.2.

      "Related Entity" has the meaning set forth in Section 3.11(1).

      "Release" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment (including, without limitation, the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

      "Return on Investment" means, with respect to any period of time, an amount (expressed as a percentage) equal to the quotient of (a) the Company's earnings before interest, taxes, depreciation and amortization during such period of time, determined in accordance with GAAP, divided by (b) the sum of
(i) the Initial Purchase Price paid by the Buyer to the Sellers pursuant to
Section 1.3(2) plus (ii) the amount of any Deferred Payments paid by the Buyer to the Sellers pursuant to Section 1.4 prior to the relevant date of determination of the Return on Investment. For purposes of this definition, the calculation of EBITDA shall be subject to the following provisions, notwithstanding how such items would be treated for purposes of GAAP:

            (1) All expenses of the Company and the Buyer directly related to the negotiation and consummation of the transactions contemplated by this Agreement shall be eliminated (it being understood that such expenses shall be borne in accordance with Section 10.3).

            (2) All incidental expenses, such as legal fees and expenses and wire transfer fees, incurred by the Company in connection with the payment of the Deferred Payment shall be excluded.

            (3) All expenses associated with upgrading the Company's current client accounting and performance calculation technology shall be excluded; provided that the total amount excluded pursuant to this clause
      (3) shall in no event exceed $65,000.

For the avoidance of doubt, any Deferred Payments payable under this Agreement shall be paid by the Buyer and not the Company.

      "SEC" means the Securities and Exchange Commission.

      "Second Deferred Payment Period" means the period of time from (and including) the two year anniversary of the Adjusted Closing Date to (but excluding) the four year anniversary of the Adjusted Closing Date.

      "Section 338(h)(10) Election" has the meaning set forth in Section 7.10.

      "Securities Act" means the Securities Act of 1933, as amended and the regulations promulgated thereunder.

      "Sellers" has the meaning set forth in the preamble.

      "Seller Indemnified Parties" has the meaning set forth in Section 8.4.

      "Seller Nominees" has the meaning set forth in Section 7.12.

      "Sellers' Representative" has the meaning set forth in Section 10.1(1).

      "Shares" means 4,025 shares of Common Stock.

      "Stock Restriction Agreement" has the meaning set forth in Section 2.3.

      "Straddle Period" means any taxable period beginning on or before, and ending after, the Closing Date.

      "Subsidiary" means with respect to any Person: (a) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (b) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

      "Target Annualized Revenue Amount" has the meaning set forth in Section 1.5(2)(a).

      "Tax" means all taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, (a) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever and (b) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto, whether disputed or not.

      "Tax Returns" means returns, reports, declarations, forms and information returns or statements relating to Taxes including, without limitation, any schedule or attachment thereto required to be filed with the U.S. Internal Revenue Service or any other federal, foreign, state, local or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, including any amendments thereto.

      "Termination Date" has the meaning set forth in Section 10.10.

      "Third Party Claim" has the meaning set forth in Section 8.7(1).

      "Welfare Plan" means a welfare benefit plan within the meaning of Section 3(1) of ERISA.

      "Written Licenses" has the meaning set forth in Section 3.13(2).

10. Miscellaneous.

      10.1. Appointment of the Sellers' Representative.

            (1) Each of the Sellers hereby appoints C. Russell de Burlo, Jr. (the "Sellers' Representative") or its designee (as appointed in writing), as the agent, proxy, and attorney-in-fact for such Seller for all purposes under this Agreement (including, without limitation, full power and authority to act on such Seller's behalf) to take any action, should it elect to do so in its sole discretion. Without limiting the generality of the foregoing, the Sellers' Representative shall be authorized to:

                  (a) in connection with the Closing, execute and receive all documents, instruments, certificates, statements and agreements on behalf of, and in the name of, the Sellers necessary to effectuate the Closing and consummate the transactions contemplated by this Agreement;

                  (b) take all actions on behalf of the Sellers with respect to the matters set forth in Sections 1.4 and 1.5;

                  (c) take all actions on behalf of the Sellers in connection with any claims made under Article 8, including, without limitation, defending or settling any such claims and making any payments in respect thereof;

                  (d) receive notice demands, claims and other communications on behalf of any Seller under Section 10.2 of this Agreement, and

                  (e) take all other actions to be taken by or on behalf of the
            Sellers and exercise any and all rights which the Sellers are permitted or required to do or exercise under this Agreement.

      (2) Each Seller hereby unconditionally and irrevocably agrees to pay to the Sellers' Representative, promptly upon request and in any event within 10 days of such request, such Seller's share of any amounts paid by the Sellers' Representative on behalf of the Sellers and agrees to pay his or her share of any and all costs and expenses (including, without limitation, counsel and legal fees and expenses) incurred by the Sellers' Representative in connection with the protection, defense, expense or enforcement of any rights under this Agreement. Any and all payments made by any Sellers under this Section 10.1 shall be made free and clear of any present or future Taxes, deductions, charges or withholdings and all liabilities with respect thereto.

      (3) The Sellers' Representative shall not be liable to any Seller for any action taken by it in good faith pursuant to this Agreement. Each Seller severally and not jointly hereby agrees to indemnify and hold harmless the Sellers' Representative from and against any and all Losses incurred by the Sellers' Representative relating to the Sellers' Representative's capacity as the Sellers' Representative other than such claims or losses resulting from the Sellers' Representative's gross negligence or willful misconduct.

      (4) The provisions of this Section 10.1 are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that the Company or any Seller may have in connection with the transactions contemplated by this Agreement.

      (5) The provisions of this Section 10.1 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Seller, and any references in this Agreement to a Seller shall mean and include the successors to such Seller's right hereunder, whether pursuant to testamentary disposition, the laws of descent and distraction or otherwise.

      (6) In the event that C. Russell de Burlo, Jr. dies, becomes unable to perform his responsibilities hereunder or resigns from the office of Sellers' Representative, Robin W. Dushman (or her designee) shall fill such vacancy and shall be deemed to be the Seller's Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

      (7) The Sellers' Representative may resign, and, subject to clause (6) of this Section 10.1, any vacancy that results for any reason in the office of the Sellers' Representative may be filled, by those Sellers holding a majority of the outstanding shares of Common Stock held by all Sellers immediately after the Closing (the "Majority Sellers") upon not less than ten (10) days' prior written notice to Buyer. The Sellers shall not require the posting of any bond or other form of security by the Sellers' Representative and the Sellers' Representative shall receive no compensation for services rendered.

      10.2. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be sent by facsimile, overnight courier, registered mail or certified mail. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given, as applicable, (a) upon confirmation of facsimile, (b) one business day following the date sent if sent by overnight delivery or (c) five business days following the date mailed if mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

      If to any Seller, to the Sellers' Representative at:

               The de Burlo Group, Inc.
               50 Federal Street
               Boston, MA 02110
               Facsimile number: (617) 338-6077
               Attention: C. Russell de Burlo, Jr.

      With a copy to:

               Brown Rudnick Berlack Israels LLP
               One Financial Center
               Boston, MA 02111
               Facsimile number: (617) 856-8201
               Attention: Samuel P. Williams, Esq.

      If to the Buyer, to it at:

               Ipswich Capital Investment Corp.
               c/o The First National Bank of Ipswich
               31 Market Street
               Ipswich, MA 01938
               Attention: Peter Whitman

      With a copy to:

               Ropes & Gray LLP
               One International Place
               Boston, Massachusetts 02110
               Facsimile number: (617) 951-7050
               Attention: Paul Van Houten, Esq.

      If to the Company, to it at:

               The de Burlo Group, Inc.
               50 Federal Street
               Boston, MA 02110
               Facsimile number: (617) 338-6077
               Attention: C. Russell de Burlo, Jr.

      With a copy to:

               Brown Rudnick Berlack Israels LLP
               One Financial Center
               Boston, MA 02111
               Facsimile number: (617) 856-8201
               Attention: Samuel P. Williams, Esq.

      Notwithstanding the foregoing, any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including, without limitation, personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail); provided, however, that no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      10.3. Expenses of Transaction. Except as otherwise expressly provided in this Agreement, whether or not the transactions provided for herein are consummated, each of the parties hereto shall assume and bear all expenses, costs and fees (including, without limitation, legal and accounting fees and expenses) incurred by such party in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that the Sellers shall assume and bear all expenses, costs and fees (including, without limitation, legal and accounting fees and expenses) incurred by the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby (collectively, the "Company Expenses"). The Sellers hereby agree to pay any and all Company Expenses prior to the Closing; provided, however, that if the Agreement is terminated and the Closing does not occur, then the Company shall reimburse the Sellers for all Company Expenses actually paid by the Sellers. In the event that the Company receives an invoice, bill or other request for payment of Company Expenses following the Closing, the Sellers shall pay to the Company or the Buyer, as instructed by the Buyer, the amount of any such Company Expenses. All transfer and other taxes incurred in connection with the transfer of the Shares shall be paid by the Sellers when due, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer and other Taxes.

      10.4. Entire Agreement. The agreement of the parties that is comprised of this Agreement, the Exhibits and Schedules hereto and the other documents, instruments and certificates explicitly referred to herein (including, without limitation, the Ancillary Agreements) constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any and all prior discussions, proposals, undertakings, agreements and understandings, whether oral or written, with respect thereto.

      10.5. Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permissible assigns of the parties hereto. This Agreement and any rights, interests or obligations hereunder shall not be assigned, hypothecated, delegated or otherwise transferred by any party hereto without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld; provided, however, that the Buyer may assign any or all of its rights, interests or obligations hereunder to any of its Affiliates without the consent of any party hereto so long as the Buyer guarantees the obligations of such Affiliate. Any assignment in contravention of this provision shall be void. Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their successors and permissible assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and permissible assigns, any legal or equitable rights hereunder.

      10.6. Governing Law; Consent to Jurisdiction; etc. This Agreement, the rights of the parties and all actions, suits or proceedings arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Each party to this Agreement hereby irrevocably (a) submits to the exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States of America located in The Commonwealth of Massachusetts for the purpose of any actions, suits or proceedings between the parties and arising in whole or in part under or in connection herewith, (b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action, suit or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

      10.7. [Intentionally Omitted.]

      10.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

      10.9. Headings. The headings contained in this Agreement (including, without limitation, in the Schedules) are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Agreement.

      10.10. Termination. This Agreement may be terminated (the date on which the Agreement is terminated, the "Termination Date") at any time prior to the
Closing:

            (1) by mutual written agreement of the Buyer and the Sellers' Representative;

            (2) by either the Buyer or the Sellers' Representative, if the Closing shall have not occurred on or before December 31, 2004 (the "End Date") if the Closing shall not have occurred by reason of the failure of any condition set forth in Article 5, in the case of the Buyer, or Article 6, in the case of the Sellers' Representative, to be satisfied (unless such failure is the result of one or more breaches or violations of, or inaccuracy in any covenant, agreement, representation or warranty of this Agreement by the terminating party);

            (3) by the Buyer if (i) in the case of representations and warranties of the Sellers contained in this Agreement that are qualified by reference to materiality (including, without limitation, reference to the defined term "Material Adverse Effect"), there is a breach of, or inaccuracy in, any such representation or warranty as of the date of this Agreement or as of any subsequent date (other than such representations or warranties that expressly speak only as of a specific date or time, with respect to which the Buyer's right to terminate shall arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), which breach or inaccuracy has not been cured (or is not capable of being cured) on or before ten (10) business days after the Buyer notifies the Sellers' Representative of such breach or inaccuracy, (ii) in the case of representations and warranties of the Sellers contained in this Agreement that are not qualified by reference to materiality (including, without limitation, reference to the defined term "Material Adverse Effect"), there is a breach of, or inaccuracy in, any such representation or warranty in any material respect as of the date of this Agreement or as of any subsequent date (other than such representations or warranties that expressly speak only as of a specific date or time, with respect to which the Buyer's right to terminate shall arise only in the event of a breach of, or inaccuracy in, such representation or warranty in any material respect as of such specified date or time), which breach or inaccuracy has not been cured (or is not capable of being cured) on or before ten (10) business days after the Buyer notifies the Sellers' Representative of such breach or inaccuracy or
      (iii) any Seller or the Company breaches or violates in any material respect any of its respective covenants and agreements contained in this Agreement, which breach or violation has not been cured on or before ten
      (10) business days after the Buyer notifies the Sellers' Representative of such breach or violation; or

            (4) by the Sellers' Representative if (i) in the case of representations and warranties of the Buyer contained in this Agreement that are qualified by reference to materiality, there is a breach of, or inaccuracy in, any such representation or warranty as of the date of this Agreement or as of any subsequent date (other than such representations or warranties that expressly speak only as of a specific date or time, with respect to which the Sellers' Representative's right to terminate shall arise only in the event of a breach of, or inaccuracy in, such representation or warranty as of such specified date or time), which breach or inaccuracy has not been cured (or is not capable of being cured) on or before ten (10) business days after the Sellers' Representative notifies the Buyer of such breach or inaccuracy, (ii) in the case of representations and warranties of the Buyer contained in this Agreement that are not qualified by reference to materiality, there is a breach of, or inaccuracy in, any such representation or warranty in any material respect as of the date of this Agreement or as of any subsequent date (other than such representations or warranties that expressly speak only as of a specific date or time, with respect to which the Sellers'

      Representative's right to terminate shall arise only in the event of a breach of, or inaccuracy in, such representation or warranty in any material respect as of such specified date or time), which breach or inaccuracy has not been cured (or is not capable of being cured) on or before ten (10) business days after the Sellers' Representative notifies the Buyer of such breach or inaccuracy or (iii) the Buyer breaches or violates in any material respect any of its covenants and agreements contained in this Agreement, which breach or violation has not been cured on or before ten (10) business days after the Sellers' Representative notifies the Buyer of such breach or violation.

      10.11. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.10, this Agreement - other than the provisions of Sections 2.4 (Brokers, Finders, etc.), 3.24 (Brokers, Finders, etc.), 4.4 (Brokers, Finders, etc.), 7.6(2) (Announcements), 10.2 (Notices), 10.3 (Expenses of Transaction) and 10.6 (Governing Law; Consent to Jurisdiction; etc.) - shall then be null and void and have no further force and effect and all other rights and liabilities of the parties hereunder shall terminate without any liability of any party to any other party, except for liabilities arising in respect of breaches under this Agreement by any party on or prior to the Termination Date.

      10.12. Schedules; Listed Documents, etc. For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto in such a way as to make its relevance to the information called for by another Section of, or Schedule to, this Agreement readily apparent, such matter shall be deemed to have been disclosed in response to such other Section and/or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that the Sellers and the Company hereby covenant to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections and Schedules.

      10.13. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, shall not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

      10.14. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

      10.15. Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed, in the case of an amendment, by the Buyer, the Company and the Majority Sellers, or in the case of a waiver, by the party (in the case of the Sellers, the Majority Sellers) against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.


Buyer:                                     IPSWICH CAPITAL INVESTMENT CORP.


                                           By: /s/ Peter M. Whitman, Jr.
                                               --------------------------
                                               Name: Peter M. Whitman, Jr.
                                               Title: President


GUARANTOR: (as to Section 8.9 only)        THE FIRST NATIONAL BANK OF IPSWICH


                                           By: /s/ Donald P. Gill
                                               -------------------
                                               Name: Donald P. Gill
                                               Title: President


                       [signatures continue on next page]


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.


COMPANY:                                   THE DE BURLO GROUP, INC.


                                           By: /s/ C. Russell de Burlo, Jr.
                                               -----------------------------
                                               Name: C. Russell de Burlo, Jr.
                                               Title: President


SELLERS:


                                           /s/ C. Russell de Burlo, Jr.
                                           ------------------------------
                                           C. Russell de Burlo, Jr.


                                           /s/ Robin W. Dushman
                                           ------------------------------
                                           Robin W. Dushman


                                           /s/ Richard B.G. Vincent
                                           ------------------------------
                                           Richard B.G. Vincent


                                           /s/ Sharon M. Whitson
                                           ------------------------------
                                           Sharon M. Whitson


                                           /s/ Diane M. Marcinow
                                           ------------------------------
                                           Diane M. Marcinow


                                           /s/ Alison J. Seavey
                                           ------------------------------
                                           Alison J. Seavey


                                           /s/ Edith T. de Burlo
                                           ------------------------------
                                           Edith T. de Burlo

SELLERS' REPRESENTATIVE:


                                           /s/ C. Russell de Burlo, Jr.
                                           -------------------------------------
                                           C. Russell de Burlo, Jr., as Sellers'
                                           Representative


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                                                       Exhibit A

                                                                       Exhibit B

                                                                     Exhibit C-1

                                                                     Exhibit C-2

                                                                     Exhibit C-3

                                                                       Exhibit D